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Exhibit 10.1

DATED July 1, 2008

MILLER BREWING COMPANY

—and—

COORS BREWING COMPANY

—and—

SABMILLER PLC

—and—

MOLSON COORS BREWING COMPANY

MILLERCOORS LLC AMENDED AND RESTATED OPERATING AGREEMENT

35.	WITHDRAWAL, DISSOLUTION AND LIQUIDATION.	72
36.	APPOINTMENT OF INDEPENDENT INVESTMENT BANK.	73
37.	COUNTERPARTS.	75
38.	GOVERNING LAW.	75
39.	INFORMATION RIGHTS.	75
40.	MOLSON COORS AND SABMILLER GUARANTEES.	80
41.	REASONABLENESS OF PROVISIONS.	80
42.	COMPANY'S OBLIGATIONS	80
Schedules
1.	CAPITAL ACCOUNTS SCHEDULE
2.	PROVISIONS APPLICABLE TO SHAREHOLDERS
3.	DIRECTORS AS OF THE DATE HEREOF
4.	DETERMINATION OF FAIR MARKET VALUE
5.	SECTION 17.4(C) ALLOCATION EXAMPLE
6.	SECTION 17.4(E) ALLOCATION EXAMPLE
Agreed Form Documents
Audit Committee Charter (Section 1.1)
CEO Delegation of Authority (Section 1.1)
CFO Delegation of Authority (Section 1.1)
Chairman Delegation of Authority (Section 1.1)
CIO Delegation of Authority (Section 1.1)
CIO Employment Agreement (Section 1.1)
Compensation Committee Charter (Section 1.1)
Company's Policies (Section 1.1)
Ethics, Compliance and Corporate Responsibility Committee Charter (Section 1.1)
First Annual Operating Plan (Section 1.1)
First 3/5 Year Strategic Plan (Section 1.1)
LK Employment Agreement (Section 1.1)
President-CCO Delegation of Authority (Section 1.1)
Services Agreements (Section 1.1)
Shareholders' Reporting Delegation of Authority (Section 1.1)

ii

THIS AGREEMENT is made on July 1, 2008

AMONG:

(1)
Miller Brewing Company, a corporation incorporated under the laws of the State of Wisconsin ("Miller");

(2)
Coors Brewing Company, a corporation incorporated under the laws of the State of Colorado ("CBC");

(3)
SABMiller plc, a company incorporated in England and Wales (registered number 03528416) whose registered office is at SABMiller House, Church Street West, Woking, Surrey GU21 6HS ("SABMiller"); solely for the purposes of Sections 20, 21, 24, 26, 27, 28, 29, 30, 31, 32, 33, 34, 36, 37, 38, 39, 40 and 41 of this Agreement; and

(4)
Molson Coors Brewing Company, a corporation incorporated under the laws of the State of Delaware ("Molson Coors"); solely for the purposes of Sections 20, 21, 24, 26, 27, 28, 29, 30, 31, 32, 33, 34, 36, 37, 38, 39, 40 and 41 of this Agreement.

WHEREAS:

(A)
The Company was formed on April 4, 2008 as a Delaware limited liability company by the filing of the Certificate with the Secretary of State of the State of Delaware and the execution of an operating agreement between Miller and CBC on the same date (the "Interim Operating Agreement").

(B)
Miller and CBC entered into the Interim Operating Agreement to form the Company so that it could take such actions as the Company's board of managers deemed necessary to allow the Company to commence operations of its business promptly upon the Closing (as defined in the JV Agreement), including obtaining such permits and licenses as are necessary to operate the Company's business upon the Closing.

(C)
The Parties desire that the Company serve as the vehicle for the joint venture between Miller and CBC relating to the combination of their respective operations in the Territory.

(D)
Miller, CBC, SABMiller and Molson Coors entered into a Joint Venture Agreement (the "JV Agreement") on December 20, 2007, which was amended by Amendment No. 1 on April 4, 2008 (on which date the Company became a party to the JV Agreement by executing a joinder agreement), Amendment No. 2 on April 4, 2008 and Amendment No. 3 on July 1, 2008 and pursuant to which each of Miller and CBC agreed to contribute (or cause the contribution of) various assets and liabilities to the Company in exchange for the issuance of Shares (as defined below) in the amounts set out in recital D.

(E)
At the date of this Agreement, the Company's authorized capital consists of 1,000,000 Shares with a nominal value of $0.001, of which 840,000 are classified as Class A Shares entitling Shareholders holding them to voting rights ("Class A Shares") and 160,000 are classified as Class B Shares that do not entitle Shareholders holding them to any right to vote with respect to any Company matter ("Class B Shares"). As at the date of this Agreement and pursuant to the Interim Operating Agreement, Miller is the holder of 42 Class A Shares and 16 Class B Shares, and CBC is the holder of 42 Class A Shares. Concurrently with the execution of this Agreement and in accordance with the JV Agreement, 839,916 Class A Shares and 159,984 Class B Shares are hereby issued as fully paid and non-assessable Shares and are legally and beneficially owned as follows:

SHAREHOLDER	CLASS A SHARES	CLASS B SHARES
Miller	419,958	159,984
CBC	419,958	—

  On the execution of this Agreement, the interests of the Shareholders in the Company are therefore owned as follows:

SHAREHOLDER	CLASS A SHARES	CLASS B SHARES
Miller	420,000	160,000
CBC	420,000	—
(F)
The JV Agreement provides that at the Closing (as defined therein), the Parties will enter into this Agreement which, among other things, sets out the terms governing Miller's and CBC's relationship as Shareholders of the Company. This Agreement amends and restates the Interim Operating Agreement in its entirety.

IT IS AGREED:

1.     INTERPRETATION

1.1.  In this Agreement and its recitals and schedules:

        "Acquirer" has the meaning given to it in Section 19.1(b)(ii);

        "Acquiring Party" has the meaning given to it in Section 21.1;

        "Adjusted Capital Account" means, with respect to each Shareholder, the aggregate balance in such Shareholder's Capital Account as of the end of the relevant Tax Year or other period, after giving effect to the following adjustments:

  (a)
  the credit to such Capital Account of any amounts which such Shareholder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of each of Treasury Regulation Sections 1.704 2(g)(1) and 1.704 2(i)(5); and

  (b)
  the debit to such Capital Account of the items described in Treasury Regulation Sections 1.704 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6);

        "Adjusted Capital Account Deficit" means, with respect to each Shareholder, the aggregate deficit balance, if any, in such Shareholder's Capital Account as of the end of the relevant Tax Year or other period, after giving effect to the adjustments described in the definition of "Adjusted Capital Account" herein. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith;

        "Affiliate" means, with respect to any person, any other person (or an officer or director of such person) that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such person;

        "Annual Operating Plan" means the annual operating plan for the Group as approved by the Board from time to time, the first of which is in the agreed form;

        "Applicable Rate" means the rate of interest quoted in The Wall Street Journal (final Eastern Edition), Money Rates section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's thirty (30) largest banks) in effect from time to time (or, if The Wall Street Journal ceases to publish such rate, the most comparable similar rate published by another reputable national U.S. newspaper, as selected by the CEO);

        "Appointment Date" has the meaning given to it in Section 36.2(b);

        "Approval Notice" has the meaning given to it in Section 18.7;

        "Asset Fair Market Value" means the fair market value of the relevant asset, as determined by the Board on the basis that a sale and purchase of the asset is taking place between a willing buyer and a willing seller and the relevant asset is capable of being freely transferred without restriction;

        "Audit Committee Charter" means the charter of the Audit Committee in the agreed form, subject to variation in accordance with the terms of this Agreement;

        "Available Cash" means the sum of all cash on hand and at bank, all money market assets and all instruments readily convertible into cash less a working capital buffer as agreed by the Board from time to time;

        "Beer" means beer, ale, porter, stout, and other similar fermented beverages (including sake and similar products) of any name or description containing one-half of one percent or more of alcohol by volume, brewed or produced from malt, wholly or in part, or from any substitute for malt;

        "Beverage Expert" has the meaning given to it in Section 12.8(a);

        "Board" or "Board of Directors" means the board of directors of the Company from time to time;

        "Borrowing" means any indebtedness of the Company or any TMA Affiliate of the Company, including under a working capital line of credit, revolving facility, term loan, bond issuance, or any other debt instrument, other than short term trade indebtedness;

        "Borrowings Account" has the meaning set forth in Section 25.5(a)(i);

        "Brand Cooperation Agreement" means the agreement between the Parties and the Company dated the date of this Agreement relating to the protocols governing the management of certain Trademarks (as amended from time to time);

        "Business Day" means a day, except a Saturday or Sunday, on which banks generally are open in London and New York for the transaction of normal banking business;

        "Capital Account" means the capital account maintained for a Shareholder pursuant to Section 3.3;

        "Capital Account Schedule" means the Preliminary Capital Account Schedule or the Final Capital Account Schedule, as the case may be;

        "Capital Account Target Balance" of a Shareholder means the product of such Shareholder's Percentage Interest times the aggregate Capital Account balance of all Shareholders at such time or times that such determination is being made;

        "Capital Contributions" means, with respect to any Shareholder, any cash, cash equivalents, promissory obligations, or the initial Gross Asset Value of any other property (other than money), which a Shareholder or any Affiliate contributes or is deemed to have contributed to the Company with respect to any Share pursuant to Section 3.3 or Section 3.4;

        "Catchup Allocation" has the meaning given to it in Section 17.4(c);

        "CBC" has the meaning given to it in the preamble;

        "CBC Annual Forecast" has the meaning given to it in Section 39.1(e);

        "CBC Director" means a Director of the Company appointed by CBC and unless the context requires otherwise shall include his or her alternate;

        "CEO" means the chief executive officer of the Company from time to time;

        "CEO Delegation of Authority" means the specified authority of the CEO in the agreed form which is subject to variation in accordance with the terms of this Agreement;

        "Certificate" means the Company's Certificate of Formation as filed with the Secretary of State of the State of Delaware on April 4, 2008, as it may be amended from time to time;

        "CFO" means the chief financial officer of the Company from time to time;

        "CFO Delegation of Authority" means the specified authority of the CFO in the agreed form which is subject to variation in accordance with the terms of this Agreement;

        "Chairman" means the chairman of the Board from time to time;

        "Chairman Delegation of Authority" means the specified authority of the Chairman in the agreed form which is subject to variation in accordance with the terms of this Agreement;

        "Change of Control" means, with respect to either Shareholder:

  (a)
  any person (other than, in the case of Molson Coors, the Family Shareholders) becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the outstanding voting securities of such Shareholder's Ultimate Holding Company entitled to vote generally in the election of directors (the "Voting Securities") except pursuant to a Business Combination (as defined in paragraph (f) of this definition) which does not constitute a Change of Control under that paragraph; or

  (b)
  in the case of CBC, any amendment or termination of the Voting Agreement, or any amendment to the certificate of incorporation or bylaws of CBC's Ultimate Holding Company without the prior written consent of SABMiller if any of the foregoing would have any of the following effects (unless such effect has been reversed or negated within a reasonable period of time and in any event prior to any subsequent vote of, or consent by, the holders of MCBC Class A Stock):

  (i)
  the Molson Family Group Beneficiaries and the Coors Family Group Beneficiaries (as each such term is defined in the Voting Agreement) would no longer be required to vote their shares of the Class A Common Stock (and, if applicable, Special Class A Voting Stock) of Molson Coors (collectively, "MCBC Class A Stock"), whether directly, through a voting trustee or otherwise, in favor of any nominee standing for election to the board of directors of CBC's Ultimate Holding Company who has been nominated by a nominating committee or nominating subcommittee of such board of directors authorized to nominate such nominee pursuant to the certificate of incorporation or bylaws of CBC's Ultimate Holding Company;

  (ii)
  to eliminate the requirement that shares of MCBC Class A Stock be voted against the approval of any matter unrelated to the election of directors unless both the Molson Family Group Beneficiaries and the Coors Family Group Beneficiaries give instructions to vote in favor of such matter; or

  (iii)
  to eliminate the right of the Family Shareholders collectively to have the power, whether directly, through a voting trustee or otherwise, to control the election of a majority of the directors of CBC's Ultimate Holding Company;

    provided, however, that a Change of Control shall not be deemed to occur by reason of clause (i) or (ii) of this paragraph (b) if such amendment or termination occurs in connection with the transfer or sale of a majority of the shares of MCBC Class A Stock held collectively by the Molson Family Group Beneficiaries to one or more of the Coors Family Group Beneficiaries or a transfer or sale of a majority of the shares of MCBC Class A Stock held collectively by the Coors Family Group Beneficiaries to one or more of the Molson Family Group Beneficiaries if, following such transfer or sale the transferee Family Group

    Beneficiaries collectively have the power, whether directly, through a voting trustee or otherwise, to control the election of a majority of the directors of CBC's Ultimate Holding Company; or

  (c)
  in the case of CBC, the Family Shareholders shall no longer retain full economic interest in at least fifty percent (50%) of the MCBC Class A Stock, not subject to any hedges, short positions or similar arrangements reducing their economic exposure with respect thereto (customary margin loans from banks or brokerage firms in the ordinary course of business not to be deemed to reduce the Family Shareholders' economic interest in the shares subject thereto); or

  (d)
  in the case of CBC, if any person other than Family Shareholders shall be or become a party to the Voting Agreement or enter into any other arrangement pursuant to which such person holds or shares voting power over any of the MCBC Class A Stock subject to the Voting Agreement, unless (1) Family Shareholders collectively continue to have the power, directly or indirectly, to control the election of a majority of the directors of CBC's Ultimate Holding Company, (2) none of the Family Shareholders has any agreement or arrangement with any such other person that would directly or indirectly give such other person the ability to direct any voting decision by such Family Shareholder or otherwise to control or influence the control of CBC's Ultimate Holding Company, and (3) no such person directly or indirectly shall own or at any time thereafter acquire any interest in any entity that is engaged in the beer business in the Territory except, in the case of pre-existing interests, if such person has offered to sell all such interests to the Company at a price agreed between the Shareholders or, in the absence of agreement, at the fair market value for such interests as determined by an Independent Investment Bank appointed by the Shareholders (and, if such offer was accepted, has executed a definitive agreement on terms reasonably satisfactory to the Company to effect such sale and complied with its obligations thereunder), provided that a Change of Control will not be deemed to have occurred until three (3) Business Days after the price has been agreed by the Shareholders or, in the absence of agreement, the fair market value has been determined by the Independent Investment Bank; or

  (e)
  individuals who constituted the board of such Shareholder's Ultimate Holding Company as at the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of such Shareholder's Ultimate Holding Company; provided that any individual becoming a director subsequent to the date hereof whose appointment to fill a vacancy or to replace an existing director or to fill a new board position or whose nomination for election by such Shareholder's Ultimate Holding Company's shareholders was approved in advance by any nominating committee or subcommittee of the Incumbent Board or a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with any actual or threatened solicitation of proxies (other than by such Shareholder's Ultimate Holding Company) or actual or threatened election contest or is nominated by a party acquiring Control of such Shareholder's Ultimate Holding Company; or

  (f)
  consummation of (1) a reorganization, takeover, merger, consolidation, scheme of arrangement, statutory share exchange or similar transaction or (2) any transaction or series of transactions involving (i) the conversion of such Shareholder's Ultimate Holding Company into two or more separate companies whose shares trade, directly or indirectly, as a unit or (ii) any similar "dual headed structure" (any of (1) or (2) being a "Business Combination") in each case involving such Shareholder's Ultimate Holding Company unless immediately following such Business Combination: (A) either all or substantially all of the persons who were the respective beneficial owners of the outstanding Voting Securities and, in the case of

    CBC's Ultimate Holding Company, outstanding MCBC Class A Stock, if any, immediately prior to such Business Combination beneficially own in the aggregate, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the parent entity (or, in the case of the clause (2) of this paragraph, each of the parent entities) resulting from such Business Combination, by virtue of their beneficial ownership immediately prior to such Business Combination of such Shareholder's Ultimate Holding Company's outstanding Voting Securities and, if applicable, outstanding MCBC Class A Stock, as the case may be; or (B) at least one-half of the members of the board of directors of the parent entity (or, in the case of the clause (2) of this paragraph, each of the parent entities) resulting from such Business Combination were members of the Incumbent Board of the relevant Shareholder's Ultimate Holding Company at the time of execution of the initial definitive agreement providing for such Business Combination or have been appointed by such Ultimate Holding Company's shareholders or have been appointed by the Incumbent Board excluding, for this purpose, any such individual who has been nominated by a party acquiring Control of such Shareholder's Ultimate Holding Company; or

  (g)
  a complete liquidation or dissolution of such Shareholder's Ultimate Holding Company, unless, in any such case, as a result of such liquidation or dissolution, and immediately after giving effect thereto, all or substantially all of the assets theretofore owned by such Shareholder shall be owned by a person substantially all of whose Voting Securities are beneficially owned by substantially all of the persons who were the respective beneficial owners of the outstanding Voting Securities and, in the case of CBC's Ultimate Holding Company, outstanding MCBC Class A Stock, if any, immediately prior to the commencement of such liquidation or dissolution, by virtue of their ownership immediately prior to such commencement of such Shareholder's Ultimate Holding Company's outstanding Voting Securities and, if applicable, outstanding MCBC Class A Stock, as the case may be; or

  (h)
  such Shareholder shall no longer be, directly or indirectly, a wholly owned Subsidiary of its Ultimate Holding Company as of the date of this Agreement; or

  (i)
  such Shareholder's Ultimate Holding Company as of the date of this Agreement, or a successor Ultimate Holding Company pursuant to a transaction referred to in paragraph (f) or (g) above that does not constitute a Change of Control, shall no longer, directly or indirectly, have full power to control the election of a majority of the directors of such Shareholder;

provided, however, that any transaction which is referred to in paragraph (f) or (g) above and which is not a Change of Control pursuant to either paragraph (f) or (g) shall still be a Change of Control if it is a Change of Control under any other paragraph of this definition, and provided further that there shall not be a Change of Control under paragraph (h) or (i) if a Shareholder itself becomes a successor Ultimate Holding Company pursuant to a transaction referred to in paragraph (f) or (g) above that does not constitute a Change of Control;

        "CIO" means the chief integration officer of the Company from time to time;

        "CIO Delegation of Authority" means the specified authority of the CIO in the agreed form, which is subject to variation in accordance with the terms of this Agreement;

        "CIO Employment Agreement" means the agreement in the agreed form between the CIO and the Company to be entered into on the date of this Agreement;

        "Class 1 Amount" has the meaning given to it in Section 19.2(a);

        "Class A Share" has the meaning given to it in Recital D, the rights attaching to which are set out in this Agreement;

        "Class A Shareholder" means a Shareholder in its capacity as an owner of Class A Shares;

        "Class B Share" has the meaning given to it in Recital D, the rights attaching to which are set out in this Agreement;

        "Class B Shareholder" means a Shareholder in its capacity as an owner of Class B Shares;

        "Code" means the United States Internal Revenue Code of 1986, as amended;

        "Committee" means the Executive Committee, the Audit Committee, the Ethics, Compliance and Corporate Responsibility Committee or the Compensation Committee as the context requires;

        "Company" means MillerCoors LLC, a limited liability company formed under the laws of the State of Delaware;

        "Company's Policies" means the policies adopted by the Board in the agreed form in relation to:

  (a)
  treasury compliance;

  (b)
  distribution policy;

  (c)
  internal control and compliance;

  (d)
  corporate/social responsibility;

  (e)
  corporate affairs/communications;

  (f)
  M&A policy; and

  (g)
  tax policy,

as amended from time to time;

        "Company Secretary" means the secretary of the Company from time to time;

        "Compensation Committee Charter" means the charter of the Compensation Committee in the agreed form, subject to variation in accordance with the terms of this Agreement;

        "Competing Business" has the meaning given to it in Section 21.1;

        "Confidential Information" has the meaning given to it in Section 26.1;

        "Confidentiality Agreement" means the agreement between Molson Coors and SABMiller dated October 26, 2006 in relation to the transaction contemplated by this Agreement and the JV Agreement;

        "Contract Brewing Agreements" mean the Miller Contract Brewing Agreement and the Molson Coors Contract Brewing Agreement;

        "Control" in relation to any entity means any of:

  (a)
  direct or indirect ownership of more than fifty percent (50%) of the share capital or other ownership interest in that entity; or

  (b)
  the right to exercise more than fifty percent (50%) of the votes of equity holders in that entity; or

  (c)
  the right to receive more than fifty percent (50%) of the economic results of the business of that entity (whether in the form of dividends, interest, royalty or license payments, management fees or otherwise); or

  (d)
  the contractual right to designate more than half of the members of that entity's board of directors or similar governing body; or

  (e)
  the power to control, directly or indirectly, the direction of the management or policies of such entity, whether such power is effected through ownership of shares or other securities, by contract, by proxy or otherwise;

provided, however, that for the purposes of this definition and the definition of other terms referring to "Control", none of Miller, SABMiller, CBC or Molson Coors (or other members of the SABMiller Group or the Molson Coors Group) shall be deemed to Control the Company, and the Company shall not be deemed to be Controlled by (or under common Control with) any of them;

        "Coors Annual Financial Information" has the meaning given to it in Section 39.1(c);

        "Coors Quarterly Financial Information" has the meaning given to it in Section 39.1(b);

        "De Minimis Section 1.752-7 Liability" means a Section 1.752-7 Liability with a Section 1.752-7 Liability Amount that is less than $5 million (treating liabilities addressed in a single line item for financial statement provision purposes as a single liability for this purpose);

        "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq, as it may be amended from time to time, and any successor to the Delaware Act;

        "Depreciation" means, for each Tax Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board;

        "Designated Section 1.752-7 Liability" means (i) the pension and retiree benefit obligations of Molson Coors and its Subsidiaries and of Miller and its Subsidiaries, respectively; and (ii) any other Section 1.752-7 Liability with a Section 1.752-7 Liability Amount that is more than $20 million (treating liabilities addressed in a single line item for financial statement provision purposes as a single liability for this purpose); provided, however, that, for the avoidance of doubt, no De Minimis Section 1.752-7 Liability nor the class of all De Minimis Section 1.752-7 Liabilities shall be treated as a Designated Section 1.752-7 Liability;

        "Director" means any person duly elected to act and who is serving as a member of the Board of Directors as provided in this Agreement;

        "Dispute" has the meaning given to it Section 29.1;

        "Employee Benefit Plan" means each material "employee benefit plan", as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan, program, arrangement or policy and each other material plan, program, policy or arrangement (whether written or oral) providing for compensation, bonuses, profit-sharing, stock option, stock purchase or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, fringe benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits);

        "Equity Award" means any outstanding stock option, stock appreciation right, restricted stock award, restricted stock unit, or other equity or equity-based award (including any modifications of such instrument);

        "Equity Funding" has the meaning given to it in Section 13.5;

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

        "Estimated Section 1.752-7 Liability Amounts" means (i) $176 million of estimated pension and retiree benefit obligations of Molson Coors and its Subsidiaries; and (ii) $505 million of estimated pension and retiree benefit obligations of Miller and its Subsidiaries, each as estimated as of August 31, 2007;

        "Ethics, Compliance and Corporate Responsibility Committee Charter" means the charter of the Ethics, Compliance and Corporate Responsibility Committee in the agreed form, subject to variation in accordance with the terms of this Agreement;

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations;

        "Executive Committee" means the committee of the Company constituted in accordance with Section 8.2(a);

        "Existing Business" has the meaning given to it in Section 19.1(b)(ii)(1);

        "Existing Business Price" has the meaning given to it in Section 19.5;

        "Fair Market Value" has the meaning given to it in Schedule 4;

        "Family Shareholders" means each of Mr. Coors, Ms. Melissa Coors Osborn, Mr. Eric Molson, Mr. Andrew Molson, any member of the family of any of them who is a transferee by gift or inheritance, Pentland Securities (1981) Inc., 4280661 Canada Inc. and Adolph Coors Company LLC, and any trust controlled by any of them, provided that no person or entity shall constitute a "Family Shareholder" for the purposes of Section 24 unless it (i) is Mr. Peter Coors or Mr. Eric Molson, or (ii) beneficially owns a majority of the outstanding shares of Class A common stock of Molson Coors, or (iii) is acting in concert with other persons (who meet the requirements of this definition) who, together with such first person or entity, beneficially own, at least a majority of the outstanding shares of Class A common stock of Molson Coors;

        "Final Capital Account Schedule" means the Capital Account schedule delivered in accordance with Section 3.4(b)(i), as amended from time to time, and replacing the Preliminary Capital Account Schedule as Schedule 1, reflecting (a) the initial Capital Accounts of Miller and CBC as at the date of this Agreement (including the Capital Contributions made in connection with the execution of the Interim Operating Agreement); and (b)(i) the Asset Fair Market Value and Tax basis of each asset (or class of assets) comprising part of the initial Capital Contributions as at the date of this Agreement and (ii) the amount of any liability (or class of liability) assumed by the Company as part of the initial Capital Contributions as at the date of this Agreement (including, with particularity, the amount and class of any Section 1.752-7 Liability);

        "Final Price" has the meaning given to it in Section 21.2;

        "Final Valuation Date" means such date on which the valuation undertaken by Ernst & Young LLP of the Capital Contributions of each Shareholder is completed, subject to mutual agreement of the Shareholders;

        "Financial Year" means a financial period of the Company commencing (other than in the case of its initial financial period), on January 1 and ending on December 31;

        "First Tribunal" has the meaning given to it in Section 29.9;

        "Funding Decision" has the meaning given to it in Section 14.1(a);

        "Funding Fair Market Value" has the meaning given to it in Section 14.3;

        "Funding Party" has the meaning given to it in Section 14.2;

        "Funding Shareholder" has the meaning given to it in Section 13.3;

        "Governmental Authority" means any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal, or judicial, or arbitral body, whether federal, state, provincial, local or foreign;

        "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for U.S. federal income tax purposes, except as follows:

  (a)
  the initial Gross Asset Value of any asset contributed by a Shareholder to the Company shall be the gross Asset Fair Market Value of such asset, unreduced by any Liens encumbering the asset, as determined by the Board;

  (b)
  the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Asset Fair Market Values unreduced by any Liens encumbering the assets, as determined by the Board as of the following times: (i) the acquisition of additional Shares in the Company by any new or existing Shareholder in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Shareholder of more than a de minimis amount of property as consideration for a limited liability company interest (within the meaning of the Delaware Act) in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (iv) upon any other event on which it is necessary or appropriate to adjust the Gross Asset Values of the Company's assets to comply with Treasury Regulation Section 1.704(b);

  (c)
  the Gross Asset Value of any Company asset distributed to any Shareholder shall be the gross Asset Fair Market Value (unreduced by any Liens encumbering the asset) of such asset on the date of distribution (as determined by the Board); and

  (d)
  the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), provided, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent the Board determines in good faith that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

        If the Gross Asset Value of an asset has been determined or adjusted pursuant to this Agreement, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses;

        "Holding Company" means in respect to any entity, the entity of which it is a Subsidiary;

        "IBA Rules of Evidence" means the International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration, published by the International Bar Association and adopted by a resolution of the IBA Council on June 1, 1999;

        "IFRS" means International Financial Reporting Standards as applicable to SABMiller as from time to time in effect;

        "Implied Acquisition Price" has the meaning given to it in Section 21.1(b);

        "Income Taxes" means any Taxes imposed on or measured by reference to gross or net income or receipts; for the avoidance of doubt, Income Taxes shall not include any sales, use, ad valorem, value added, transfer, payroll, employment, excise, severance, stamp, physical improvements and infrastructure, occupation or property taxes, any tariffs or customs duties, or any interest, penalties, additions to tax or additional amounts imposed with respect thereto;

        "Income Tax Returns" means any Tax Returns relating to Income Taxes;

        "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker's acceptances; (iv) representing capital lease obligations; (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; and (vi) representing any interest rate or currency hedging obligations, if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with IFRS or U.S. GAAP, as applicable. In addition, "Indebtedness" includes: (a) all Indebtedness of others secured by a Lien on any asset of such person (whether or not such Indebtedness is assumed by such person) and (b) to the extent not otherwise included, every obligation of the type referred to above of any other person, the payment of which such person has guaranteed or for which such person is otherwise responsible or liable;

        "Indemnified Persons" has the meaning given to it in Section 10.1;

        "Independent Investment Bank" means the bank or banks appointed pursuant to Section 36;

        "Inflation Rate" means the change in the U.S. Consumer Price Index, as calculated and published by the U.S. Bureau of Labor between specified periods (or, if the U.S. Bureau of Labor ceases to publish such index, the most comparable similar index published by the U.S. federal government, as selected by the CEO);

        "Initial Independent Investment Bank" has the meaning given to it in Section 36.2(c);

        "Initial Shareholder" means each of Miller and CBC;

        "Insolvency Event" means the occurrence of any of the following events with respect to a person:

  (a)
  the entry of a decree or order by a court having jurisdiction adjudging the person bankrupt or insolvent;

  (b)
  the entry of a decree or order by a court having jurisdiction approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the person under applicable bankruptcy Law; or

  (c)
  the institution of voluntary proceedings under the U.S. Bankruptcy Code (or any other voluntary proceedings under any analogous Law) or other dissolution proceedings by the person,

but excludes any event above when it has occurred for the sole purpose of a scheme for the solvent amalgamation of that person with one or more other companies or the solvent reconstruction, recapitalization or reorganization of that person;

        "Intellectual Property" means all intellectual property and other similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including without limitation such rights in and to: (i) issued patents and all provisional and pending patent applications, any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, re-examinations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights (collectively, "Patents"), and any patent disclosures, invention disclosures, discoveries and improvements, whether or not patentable; (ii) copyrights and copyrightable works, including databases (or other collections of information, data, works or other materials) and design rights (collectively, "Copyrights"), (iii) technology, know-how, processes, trade secrets, inventions (including inventions conceived prior to the date of this Agreement but not documented as of the date of this Agreement), business information, technical information, methods, marketing information and materials, business plans, proprietary data, formulae, techniques, specifications, research and development data, non-public information and confidential information, and rights to limit the use or disclosure of any of the foregoing by any person (collectively, "Trade Secrets"), (iv) computer software (including source code and object code, data files, application programming interfaces, computerized databases and other software-related specifications (collectively, "Software")), (v) registered and unregistered trademarks, trade names, service marks and service names, brand names, domain names, trade dress, logos, slogans and other indicia of original (collectively, "Trademarks"), (vi) rights of publicity and other rights to use the names and likeness of individuals, and (vii) claims, causes of action and defenses relating to any of the foregoing; in each case, including registrations, applications, recordings, and extensions and common-law rights relating to any of the foregoing;

        "Interim Operating Agreement" has the meaning given to it in Recital A;

        "Interim Relief Application" has the meaning given to it in Section 29.10;

        "Intragroup Account" has the meaning set forth in Section 25.5(a)(iv);

        "IPO" means an initial registered, underwritten public offering of equity securities of the Company or any of its Subsidiaries in the United States or a successful application being made for some or all of the equity securities of the Company or any of its Subsidiaries to be admitted to trading on any securities market or stock exchange anywhere else in the world;

        "JV Agreement" has the meaning given to it in Recital C;

        "Last Offer Notice" has the meaning given to it in Section 18.10;

        "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed to or imposed by any Governmental Authority;

        "LCIA" means the London Court of International Arbitration;

        "LCIA Court" means the Court of the LCIA;

        "LCIA Rules" means the rules adopted by the LCIA governing arbitrations commencing on or after January 1, 1998;

        "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction;

        "LK Employment Agreement" means the agreement in the agreed form between Mr. Kiely and the Company to be entered into on the date of this Agreement;

        "Market Share" means in relation to any Shareholder, the volume of sales of beer and malt beverages made in the relevant country by all members of that Shareholder's Group as a percentage of the total sales of beer and malt beverages made in that country as shown in the most recently published relevant Regional and Country Report by Plato Logic Limited (or if Plato Logic Limited ceases to publish such reports, as shown in the most comparable similar report or reports published by such other reputable similar publisher agreed by the Board acting unanimously or selected by the CEO if not agreed by the Board), appropriately adjusted for acquisitions and dispositions in the period since the last such report;

        "Material Asset" means any asset or group of related assets contributed by a Shareholder and sold or otherwise disposed of (or, in the case of a group of related assets, contemporaneously sold or otherwise disposed of) by the Company with an Asset Fair Market Value at the time of sale or disposition in excess of $5,000,000;

        "Miller" has the meaning given to it in the preamble;

        "Miller Annual Financial Information" has the meaning given to it in Section 39.3(c);

        "Miller Annual Forecast" has the meaning given to it in Section 39.3(e);

        "Miller Borrowings Account" means such bank account of Miller as Miller shall designate to Molson Coors from time to time;

        "MillerCoors Group" means the Company and its Subsidiaries and "MillerCoors Group Member" shall be construed accordingly;

        "Miller Contract Brewing Agreement" means those agreements entered into pursuant to the Brand Cooperation Agreement between the Company and the applicable member of the Wider SABMiller Group relating to certain contract brewing arrangements;

        "Miller Director" means a Director of the Company appointed by Miller and unless the context requires otherwise shall include his or her alternate;

        "Miller Intragroup Account" means the bank account of Miller designated as such to Molson Coors prior to the date of this Agreement, or such other account as Miller shall designate from time to time;

        "Miller Quarterly Financial Information" has the meaning given to it in Section 39.3(b);

        "Miller TMA Group" means Miller and all the TMA Affiliates of Miller that are not also TMA Affiliates of SABMiller determined without regard to its ownership of Miller;

        "Molson Canada" means Molson Coors Canada Inc., a corporation incorporated under the laws of Ontario, Canada;

        "Molson Coors" has the meaning given to it in the preamble;

        "Molson Coors CEO" means the chief executive officer of Molson Coors from time to time;

        "Molson Coors Contract Brewing Agreement" means that agreement entered into pursuant to the Brand Cooperation Agreement between the Company and the applicable member of the Wider Molson Coors Group relating to certain contract brewing arrangements;

        "Molson Coors Group" means Molson Coors and its Controlled Affiliates and "member of the Molson Coors Group" shall be construed accordingly;

        "Monthly Distributions" has the meaning given to it in Section 16.1(a);

        "Mr. Coors" means Mr. Pete Coors;

        "Mr. Kiely" means Mr. Leo Kiely;

        "Mr. Long" means Mr. Tom Long;

        "Net Targeted Tax Deductions" has the meaning given to it in Section 17.4(c);

        "Neutral Advisor" has the meaning given to it in Section 12.3;

        "Non-Funding Notice" has the meaning given to it in Section 13.6;

        "Non-Funding Party" has the meaning given to it in Section 14.1;

        "Non-Selling Shareholder" has the meaning given to it in Section 18.3;

        "Non-Transfer Period" means the period ending on the date which is five years after the date of this Agreement;

        "Offer Notice" has the meaning given to it in Section 18.4;

        "Offer Period" has the meaning given to it in Section 18.4;

        "Original Funding" has the meaning given to it in Section 14.1(b);

        "Original Transferor" has the meaning given to it in Section 18.2(b);

        "Party" means each of Miller, CBC, SABMiller, Molson Coors and any other person that becomes a party to this Agreement (as permitted or required by this Agreement) by executing a counterpart in the form agreed by the Parties, and "Parties" shall be construed accordingly;

        "Percentage Interest" means, at any time, with respect to a Shareholder, the percentage determined by dividing (i) the total number of Class A Shares and Class B Shares owned by such Shareholder by (ii) the total number of Shares issued and outstanding;

        "Preliminary Capital Account Schedule" means the schedule to be attached as Schedule 1 setting out (a) the preliminary Capital Accounts of Miller and CBC as at the date of this Agreement (including the Capital Contributions made in connection with the execution of the Interim Operating Agreement) and (b)(i) the preliminary Asset Fair Market Value and Tax basis of each asset (or class of assets) comprising part of the initial Capital Contributions as at the date of this Agreement and (ii) the preliminary amount of any liability (or class of liability) assumed by the Company as part of the initial Capital Contributions as at the date of this Agreement (including, with particularity, the amount and class of any Section 1.752-7 Liability);

        "President-CCO" means the President and Chief Commercial Officer of the Company from time to time;

        "President-CCO Delegation of Authority" means the specified authority of the President-CCO in the agreed form, which is subject to variation in accordance with the terms of this Agreement;

        "Proceedings" means any governmental, judicial or adversarial proceedings (public or private), litigation, suits, arbitration, disputes, claims, causes of action or investigations;

        "Profit" and "Loss" means, for each Tax Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

  (a)
  any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

  (b)
  any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss shall be subtracted from such taxable income or loss;

  (c)
  in the event the Gross Asset Value of any Company asset is adjusted pursuant to this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing such taxable income or loss;

  (d)
  gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, adjusted for Depreciation, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

  (e)
  in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Tax Year or other period;

  (f)
  any items which are specially allocated pursuant to the provisions of this Agreement shall not be taken into account in computing Profit or Loss;

        "Proposed Purchaser" has the meaning given to it in Section 18.9;

        "Qualified Company Borrowing" means one or more Borrowings (a) that are owed by the Company or a TMA Affiliate of the Company, not exceeding in the aggregate $50 million at any time, and were incurred prior to the date of this Agreement by a Shareholder or a TMA Affiliate of such Shareholder; or (b) that are incurred by the Company to finance the acquisition of business assets or to fund seasonal or other short term fluctuations in working capital needs and to which SABMiller has consented in writing, provided that SABMiller shall only withhold such consent if, in its reasonable judgement, such Borrowings would not constitute "Qualified Joint Venture Indebtedness" pursuant to clause (ii) of the definition thereof in the TMA;

        "Regulatory Allocations" has the meaning given to it in Section 17.3(a);

        "Regulatory Approvals" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice of or to, any Governmental Authority;

        "Replacement Funding" has the meaning given to it in Section 14.2;

        "Replacement Funding Shares" has the meaning given to it in Section 14.4(a);

        "Representatives" means in relation to any Party, any of its directors, officers, employees, agents, legal counsel and financial advisors;

        "Required Funding" has the meaning given to it in Section 14.4(a);

        "Required Funding Shares" has the meaning given to it in Section 14.4(a);

        "Reserved Matters" means those matters set out in Section 9.1;

        "Royalty Agreement" means any royalty agreement entered into by the Company with a member of the Wider SABMiller Group or a member of the Wider Molson Coors Group as contemplated in the Brand Cooperation Agreement, and "Royalty rate" and "Royalty Review Date" shall have the meanings set forth in such royalty agreement;

        "SABMiller" has the meaning given to it in the preamble;

        "SABMiller CEO" means the chief executive officer of SABMiller from time to time;

        "SABMiller Group" means SABMiller and its Controlled Affiliates and "member of the SABMiller Group" shall be construed accordingly;

        "SABMiller Quarters" means the three-month periods ending June 30, September 30, December 31 and March 31 respectively, and "SABMiller Quarter" means any one of them;

        "SABMiller TMA Group" means SABMiller and all TMA Affiliates of SABMiller that are not members of the Miller TMA Group;

        "SABMiller Year" means the 12-month period commencing on April 1 and ending on March 31;

        "Sale Notice" has the meaning given to it in Section 18.3;

        "Sale Price" has the meaning given to it in Section 18.3;

        "Sale Shares" has the meaning given to it in Section 18.3;

        "Section 1.752-7 Liability" means a "§ 1.752-7 liability" within the meaning of Treasury Regulation Section 1.752-7(b)(3) that is assumed by the Company;

        "Section 1.752-7 Liability Amount" has the meaning given to it in Section 17.4(e)(i);

        "Selling Shareholder" has the meaning given to it in Section 18.3;

        "Services Agreements" means the agreements in the agreed form between the Company and Miller and between the Company and CBC, in each case related to services to be provided by the Company to Miller or CBC, as the case may be;

        "Share" means a limited liability company interest in the Company, representing a fractional part of the interests of all Shareholders of a class or classes, as applicable, including an economic interest in the Company and having the relative rights, powers and duties set forth in this Agreement. The Shares shall be divided into separate classes or series of interests in the Company for the purposes of the Delaware Act, the initial classes consisting of the Class A Shares and the Class B Shares;

        "Shareholder" means each of Miller and CBC, in its capacity as, and so long as it is, a holder of Shares, and any person subsequently admitted as a Shareholder in accordance with Section 18 (it being understood that each Shareholder shall be a member of the Company within the meaning of Section 18-101(11) of the Delaware Act);

        "Shareholder's Group" means the Molson Coors Group or the SABMiller Group as the context may require and "member of the Shareholder's Group" shall be construed accordingly;

        "Shareholders' Reporting Delegation of Authority" means the specified authority of the Shareholders' reporting function in the agreed form, which is subject to variation in accordance with the terms of this Agreement;

        "Subsidiary" as it relates to any person, means with respect to such person, any other person of which the specified person, either directly or through or together with any other of its Subsidiaries, owns more than fifty percent (50%) of the voting power in the election of directors or their equivalents, other than as affected by events of default;

        "Target Ratio" has the meaning given to it in Section 17.4(c);

        "Tax" or "Taxes" means any U.S. federal, state, local, or foreign tax or other governmental charge, fee, levy, or assessment of whatever kind or nature, including all U.S. federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, physical improvements and infrastructure, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, transfer, back-up withholding, turnover, net asset, capital gains, value added, estimated, ad valorem, payroll, and employee withholding, stamp, customs, occupation, or similar taxes, and any social charges or contributions together with any interest, additions, or penalties with respect to these Taxes and any interest in respect of any additions or penalties;

        "Tax Distribution" has the meaning given to it in Section 16.2(a);

        "Tax Matters Shareholder" shall have the same meaning as "tax matters partner" as set forth in Section 6231 of the Code and means the Shareholder designated as such pursuant to Section 25.2(a);

        "Tax Return" or "Tax Returns" has the meaning given to it in Section 25.1(a);

        "Tax Year" means the taxable year required pursuant to the Code and the Treasury Regulations promulgated thereunder, including without limitation Section 706 thereof; for the avoidance of doubt, as of the date of this Agreement, the "Tax Year" shall be a period of the Company (i) commencing (other than in the case of its initial period), on April 1 of any year and ending (other than in the case of its final period) on March 31 of the following year; (ii) in the case of its initial period, commencing on the date of this Agreement and ending on March 31 of the following year; and (iii) in the case of its final period, commencing April 1 and ending on the date final liquidating distributions are made, unless otherwise required by the Code;

        "Territory" means the United States and Puerto Rico and all United States military bases located in the United States or Puerto Rico;

        "Third Party Sale Notice" has the meaning given to it in Section 18.9(b);

        "3/5 Year Strategic Plan" means the strategic plan for the MillerCoors Group approved by the Board and amended from time to time;

        "TMA" means the Tax Matters Agreement, dated May 30, 2002, between Philip Morris Companies Inc. (now named Altria Group, Inc.) and South African Breweries plc (now named SABMiller plc), as amended pursuant to the Amendment and Clarification of Tax Matters Agreement, dated April 23, 2008;

        "TMA Affiliate" means, with respect to any person or entity, each other person or entity in which the first person or entity directly or indirectly owns any stock, share, membership interest, participation right, or other ownership interest, or with respect to which the first person or entity possesses directly or indirectly the power to direct or cause the direction of the management and policies of such other person or entity, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise;

        "Transfer" means assign, transfer, mortgage, sell, charge, pledge or otherwise dispose of or grant a Lien on, directly or indirectly in any manner whatsoever (including by operation of law or otherwise);

        "Transferee" has the meaning given to it in Section 18.2(b);

        "Treasury Regulation" means the final, temporary, or proposed regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations);

        "Ultimate Holding Company" means, with respect to Miller and CBC, SABMiller and Molson Coors, respectively, or their respective successors as a result of one or successive transactions referred to in clauses (f) or (g) of the definition of "Change of Control" and which do not result in a Change of Control of Miller or CBC, respectively;

        "United States" means the 50 states of the United States of America and the District of Columbia, and the "U.S." shall be construed accordingly;

        "U.S. GAAP" means the accounting principles generally accepted in the United States as from time to time in effect;

        "Valued Price" has the meaning given to it in Section 21.2;

        "Vice Chairman" means the Vice Chairman of the Board from time to time;

        "Voting Agreement" means the Class A Common Stock Voting Trust Agreement, made and entered into as of February 9, 2005, by and among Pentland Securities (1981) Inc., Adolph Coors, Jr. Trust, the Trustee thereto, and any other person bound by the terms thereof as a Beneficiary, as such Agreement may be amended from time to time;

        "Wholly Owned Affiliate" means any Affiliate which is directly or indirectly ultimately wholly beneficially owned by SABMiller or by Molson Coors, as the case may be;

        "Wider Group" means either the Wider Molson Coors Group or the Wider SABMiller Group, as the context requires;

        "Wider Molson Coors Group" means the Molson Coors Group and any other person in which any member or members of the Molson Coors Group (aggregating their interests) has a substantial interest, where a substantial interest means a direct or indirect interest in twenty percent (20%) or more of the equity capital of such person; and

        "Wider SABMiller Group" means the SABMiller Group and any other person in which any member or members of the SABMiller Group (aggregating their interests) has a substantial interest, where a substantial interest means a direct or indirect interest in twenty percent (20%) or more of the equity capital of such person.

1.2.  In this Agreement:

  (a)
  a reference to a Section, paragraph or schedule is, unless stated otherwise, a reference to a Section or paragraph of, or schedule to, this Agreement;

  (b)
  a reference in a schedule to a paragraph is, unless otherwise stated, a reference to a paragraph in that schedule or, where that schedule is split into parts, a reference to a paragraph in that part of that schedule;

  (c)
  except as otherwise provided, a reference to any statute or statutory provision is a reference to that statute or statutory provision as re-enacted, amended or extended as at the date of this Agreement;

  (d)
  a reference to a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, state, state agency, institution or trust (whether or not having a separate legal personality);

  (e)
  a reference to a document being in the "agreed form" is a reference to a document in the form and terms approved and, for the purposes of identification only, initialed, by or on behalf of SABMiller and Molson Coors on or before the date of this Agreement with any alterations that are agreed in writing by or on behalf of each Party at any time before the date of this Agreement;

  (f)
  a reference to one gender is a reference to all or any genders;

  (g)
  a reference to a particular time of day is, unless stated otherwise, a reference to that time in New York, New York, United States of America;

  (h)
  a reference to a person's "Group" is, unless otherwise stated, a reference to that person and its Affiliates but, for the avoidance of doubt, any reference to the SABMiller Group or the Molson Coors Group excludes the MillerCoors Group and any reference to the MillerCoors Group excludes Miller and CBC and all persons Controlling them or under common Control with them; and

  (i)
  a reference to "including" or "includes" does not limit the scope of the meaning of the words preceding it.

1.3.  The schedules form part of this Agreement and a reference to "this Agreement," "herein" or words of similar import include this Agreement and its schedules.

1.4.  The headings in this Agreement do not affect its interpretation.

1.5.  Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the JV Agreement.

2.     ORGANIZATIONAL MATTERS.

2.1.  Formation

        The Company has been formed as a Delaware limited liability company by the execution and filing with the Secretary of State of the State of Delaware of the Certificate under and pursuant to the Delaware Act and the execution of the Interim Operating Agreement. This Agreement amends and restates the Interim Operating Agreement in its entirety, and the Company shall be continued in accordance with this Agreement. The rights and liabilities of the Shareholders shall be as provided in the Delaware Act, except as otherwise provided in this Agreement.

2.2.  The Certificate, etc.

  (a)
  The Certificate was executed by an authorized person of the Company, and caused to be filed with the Secretary of State of the State of Delaware on April 4, 2008. The Shareholders agree to:

  (i)
  ratify and confirm the execution and filing of the Certificate;

  (ii)
  execute, file and record, or cause the Company to execute, file and record, all such other certificates and documents, including amendments to the Certificate; and

  (iii)
  to do such other acts as may be reasonably necessary to comply with all requirements for the continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the Laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

  (b)
  Any person authorized by the Board shall be an authorized person within the meaning of the Delaware Act to execute and cause to be filed any amendments to the Certificate and any other documents or certificates (and any amendments or restatements thereof) required or permitted to be filed in the office of the Secretary of State of the State of Delaware.

2.3.  Name

        The name of the Company is MillerCoors LLC, unless altered by resolution of the Board in accordance with Section 5.5(e). If the Company does business under a name other than MillerCoors LLC, the Company shall file a trade name or similar certificate as may be required by Law.

2.4.  Purpose

        The Company is organized to:

  (a)
  serve as the vehicle for the joint venture between Miller and CBC relating to the combination of their respective operations in the Territory; and

  (b)
  have all of the powers and privileges permitted by and conferred upon limited liability companies under the Delaware Act.

2.5.  Foreign Qualification

        The Shareholders shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction in the Territory where such qualification is necessary in order to conduct the business of the Company. Each Shareholder shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may or does conduct business.

2.6.  Principal Office; Registered Office

  (a)
  The principal office of the Company shall be located at such place as may be approved by resolution of the Board in accordance with Section 5.5(e) and all business and activities of the Company shall be deemed to have occurred at its principal office. Subject to Section 9.1(s), the Company may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all Shareholders.

  (b)
  The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE, 19801 or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable Law.

  (c)
  The registered agent of the Company for service of process in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE, 19801 or such other person or persons as the Board may designate from time to time in the manner provided by applicable Law.

2.7.  Term

        The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue until dissolution and termination of the Company in accordance with the provisions of Section 35.

2.8.  No State Law Partnership

  (a)
  The Shareholders intend that the Company not be a partnership (including, without limitation, a limited partnership), and that no Shareholder be a partner of any other Shareholder by virtue of this Agreement (except for Tax purposes as set out in Section 2.8(b)), nor, except as may be expressly set forth herein, constitute any Party as the agent of any other Party for any purpose, and neither this Agreement nor any other document entered into by the Company or any Shareholder relating to the subject matter of this Agreement shall be construed to suggest otherwise.

  (b)
  The Shareholders intend that the Company and each non-wholly-owned domestic Subsidiary of the Company shall be treated as a partnership, and that each wholly owned domestic Subsidiary of the Company shall be treated as a disregarded entity for U.S. federal and, if applicable, state or local income Tax purposes, and that each Shareholder and the Company shall file all Tax Returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment. Without the vote of the holders of all of the outstanding Class A Shares, the Company shall not make, and shall not cause any domestic Subsidiary to make, an election to be treated as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3 (or any successor regulation or provision) or, if applicable, any state and local income Tax purposes.

2.9.  Lack of Authority of Shareholders

        Except as expressly set out in this Agreement, no Shareholder shall have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures, debts, liabilities or obligations on behalf of the Company.

2.10.  Amendment and Restatement of Interim Operating Agreement

        This Agreement amends and restates the Interim Operating Agreement in its entirety.

3.     CAPITAL ACCOUNTS AND SHARES.

3.1.  Shareholders

        The name, address, and number of Shares of each class of Shares of each Initial Shareholder are listed on the Capital Account Schedule. The Capital Account Schedule shall be amended from time to time and any reference in this Agreement to the Capital Account Schedule is deemed to be a reference to the Capital Account Schedule as amended and in effect from time to time. Each person listed on the Capital Account Schedule:

  (i)
  with respect to the initial issuances of Shares upon the formation of the Company, was admitted as a Shareholder of the Company with respect to the Shares so issued upon such person's execution of the Interim Operating Agreement and receipt by the Company of such person's Capital Contribution on the date thereof as set out in the Preliminary Capital Account Schedule and the Final Capital Account Schedule; and

  (ii)
  with respect to the issuances of Shares on the date hereof, is hereby admitted as a Shareholder of the Company with respect to the Shares so issued on the date hereof upon such person's execution of this Agreement and receipt by the Company of such person's Capital Contribution on the date hereof as set out in the Preliminary Capital Account Schedule and the Final Capital Account Schedule.

        Each Shareholder's interest in the Company, including such Shareholder's interest in Profits, Losses and distributions of the Company and the right to vote, if applicable, on certain matters as provided in this Agreement, shall be represented by the Shares owned by such Shareholder. The ownership of Shares shall entitle each Shareholder to allocations of Profits, Losses and distributions as set out in Sections 16 and 17 of this Agreement.

3.2.  Limitation of Liability; No Personal Liability of Shareholders

  (a)
  Except as otherwise provided by the provisions of the Delaware Act that, pursuant to the Delaware Act, cannot be altered by agreement of the Parties, each Shareholder's liability to provide capital or other assets to the Company shall be limited to such Shareholder's agreed investment in the Company, including any additional Capital Contributions such Shareholder is committed to make under this Agreement to the extent such investment or contribution has not yet been made, and in the case of additional Capital Contributions, such obligation shall be solely to provide such contributions for the purposes such Shareholder has committed to make such additional Capital Contributions, and, except as otherwise provided by the provisions of the Delaware Act that, pursuant to the Delaware Act, cannot be altered by agreement of the Parties, no Shareholder shall have any further obligation to make any other contributions of capital or provide other property to the Company.

  (b)
  Except as otherwise provided by the Delaware Act:

  (i)
  the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder of the Company; and

  (ii)
  no Shareholder shall be liable for any obligation of the Company unless such liability is expressly assumed by such Shareholder in a separate written agreement signed by such Shareholder.

  (c)
  In accordance with the Delaware Act and the Laws of the State of Delaware, a Shareholder may, under certain circumstances, be required to return amounts previously distributed to such Shareholder. It is the intent of the Shareholders that no distribution to any Shareholder pursuant to Section 16 shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or distribution of any such property to a Shareholder shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and the Shareholder receiving any such money or property shall not be required to return to any person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Shareholder is obligated to make any such payment; such obligation shall be the obligation of such Shareholder and not of any other Shareholder.

3.3.  Capital Accounts

        A separate Capital Account will be maintained for each Shareholder in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Each Shareholder's initial Capital Account balance on the date of this Agreement shall be determined pursuant to Section 3.4. Thereafter, the Capital Account of each Shareholder will be adjusted as follows:

  (a)
  Each Shareholder's Capital Account shall be increased by the amount of cash and the Gross Asset Value of other property contributed, the amount of Profits allocated to such Shareholder (and any items of income or gain specially allocated to such Shareholder) pursuant to Sections 17.1 and 17.2 and the amount of any Company liabilities that are assumed by such Shareholder or that are secured by a Company asset distributed to such Shareholder.

  (b)
  Each Shareholder's Capital Account shall be decreased by the amount of cash and the Gross Asset Value of any Company asset distributed to such Shareholder pursuant to any provision of this Agreement, the amount of Losses allocated to such Shareholder (and any items of loss or deduction specially allocated to such Shareholder) pursuant to Sections 17.1 and 17.2 and the amount of any liabilities of such Shareholder that are assumed by the Company or that are secured by any asset contributed by such Shareholder to the Company.

  (c)
  In the event any Shares are transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the portion of the Shares so Transferred.

        The provisions of this Section 3.3 relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. If the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the Board may make such modifications, provided, however, that no such change shall have an adverse effect upon the amount distributable to any Shareholder pursuant to this Agreement or the timing of such distribution.

3.4.  Determination of Capital Accounts

  (a)
  The Company shall prepare and deliver to each Party the Preliminary Capital Account Schedule no later than one month after the date of this Agreement. The Parties shall determine and reflect on the Preliminary Capital Account Schedule (i) the estimated Asset Fair Market Value and Tax basis as of the date of this Agreement of each asset (or class of assets) comprising part of the initial Capital Contributions; and (ii) the estimated amount as of the date of this Agreement of any liability (or class of liability) assumed by the Company as part of the initial Capital Contributions (including, with particularity, the amount and class of any Section 1.752-7 Liability). The Parties shall also reflect on the Preliminary Capital Account Schedule an agreed-upon methodology by which the amounts set forth thereon shall be updated to reflect the actual amounts thereof as of the date of contribution pursuant to the JV Agreement, such methodology to be consistent with the methodology used for determining the amounts as of January 3, 2008.

  (b)

    (i)
    On or within sixty (60) days after the Final Valuation Date, except to the extent provided in Section 3.4(b)(i)(2), the Company shall prepare and deliver to each Party a Final Capital Account Schedule, prepared as set forth in Section 3.4(a) above, which will reflect each Shareholder's initial Capital Account as of the date of this Agreement, provided that a Shareholder's initial Capital Account shall be determined taking into account any Adjustment Amounts to a Shareholder pursuant to Section 2.10 of the JV Agreement as set forth below:

    (1)
    If, as of the Final Valuation Date, the Adjustment Amounts have been paid in accordance with Section 2.10 of the JV Agreement, or if those amounts have not been paid, but the Closing CBC Retiree Amount and Closing Miller Retiree Amount, respectively, and the corresponding Adjustment Amounts, have been agreed upon by the Shareholders and are not subject to a dispute pursuant to Section 2.10(b)(iii) or Section 2.10(c)(iii) of the JV Agreement, the initial Capital Account of a Shareholder shall be determined within sixty (60) days after the Final Valuation Date, taking into account the Adjustment Amounts so paid or agreed.

    (2)
    If, on the Final Valuation Date, there is a dispute regarding the Closing CBC Retiree Amount or Closing Miller Retiree Amount, as the case may be, pursuant to Section 2.10(b)(iii) or 2.10(c)(iii) of the JV Agreement, or if the Shareholders have not yet agreed on the Closing CBC Retiree Amount or the Closing Miller Retiree Amount, the initial Capital Account of a Shareholder shall be determined as soon as possible, but no later than thirty (30) days after the CBC Retiree Liabilities or Miller Retiree Liabilities and the corresponding Adjustment Amounts are finally determined or agreed upon.

    (ii)
    For the avoidance of doubt, on the Final Capital Account Schedule, Miller's initial Capital Account will represent fifty-eight percent (58%) and CBC's initial Capital Account will represent forty-two percent (42%), respectively, of the aggregate initial Capital Accounts, taking into account the payment of any Adjustment Amounts in accordance with Section 3.4 (b)(i).

  (c)
  From the date of this Agreement and until the delivery of the Final Capital Account Schedule, all allocations of Profits and Losses, including Regulatory Allocations and Tax

    Allocations, as the case may be, shall be determined and made based on the Capital Accounts of the Shareholders as set forth on the Preliminary Capital Account Schedule. These allocations shall be re-determined and adjusted, as appropriate, upon delivery of the Final Capital Account Schedule as if the initial Capital Accounts as set forth on the Final Capital Account Schedule would have been available on the date of this Agreement.

  (d)
  The Final Capital Account Schedule, as revised from time to time, shall be deemed to be incorporated by reference into this Agreement and the Parties agree to be bound by the Final Capital Account Schedule as if it were included in this Agreement. Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account balance of any Shareholder, the Capital Account balance of such Shareholder shall be determined after giving effect to all allocations pursuant to Section 17 and all contributions and distributions made prior to the time as of which such determination is to be made.

3.5.  Negative Capital Accounts

        No Shareholder shall be required to pay to any other Shareholder or the Company any deficit or negative balance that may exist from time to time in such Shareholder's Capital Account (including upon and after dissolution of the Company).

3.6.  No Withdrawal

        No person shall be entitled to withdraw any part of such person's Capital Contributions or Capital Account or to receive any distribution from the Company, except as expressly provided in this Agreement.

3.7.  Certificates

        The interest in the Company owned by each of the Shareholders (denominated in Shares) shall be evidenced by one or more certificates. Each certificate shall be executed by the Company Secretary (or other individual designated by the Board).

3.8.  Register

  (a)
  The Company shall keep or cause to be kept a register in which, subject to such regulations as the Board may adopt, the Company will provide for the registration of Shares and the registration of Transfers of Shares as permitted by this Agreement. Upon surrender for registration of Transfer of any certificate, and subject to the further provisions of Section 3.7 and this Section 3.8 and the limitations on Transfer contained elsewhere in this Agreement, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new certificates evidencing the same aggregate number of Shares as did the certificate surrendered. Every certificate surrendered for registration of Transfer shall be duly endorsed, or be accompanied by a written instrument of Transfer in form satisfactory to the Board, duly executed by the registered holder thereof or such holder's authorized attorney-in-fact.

  (b)
  Notwithstanding any other provision of this Agreement, a transfer of Shares in the Company requires delivery of an endorsed certificate representing such Shares and shall be effective only upon registration of such transfer in the books of the Company.

3.9.  New Certificates

        The Company shall issue a new certificate in place of any certificate previously issued if the record holder of the certificate:

  (a)
  makes proof by affidavit, in form and substance satisfactory to the Board, that a previously issued certificate has been lost, destroyed or stolen;

  (b)
  if requested by the Board, delivers to the Company a bond, in form and substance satisfactory to the Board, with such surety or sureties and with fixed or open liability as the Board may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

  (c)
  satisfies any other reasonable requirements imposed by the Board.

3.10.  Interest as a Security

        Each Share shall constitute a "security" within the meaning of, and shall be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

3.11.  Restrictive Legend

        In addition to any other legends required by applicable Law, each certificate evidencing any Share shall bear a legend reflecting the restrictions on the transfer of such Share contained in this Agreement in substantially the following form:

        THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED OPERATING AGREEMENT OF MILLERCOORS LLC, DATED JULY 1, 2008, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF ANY SHARE REPRESENTED HEREBY SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF THE AFORESAID AMENDED AND RESTATED OPERATING AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION; AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS OR IN EACH CASE AN EXEMPTION THEREFROM.

        EACH SHARE REPRESENTED BY THIS CERTIFICATE SHALL CONSTITUTE A "SECURITY" WITHIN THE MEANING OF, AND SHALL BE GOVERNED BY, (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8-102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE AND (II) THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL

CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.

4.     PROVISIONS APPLICABLE TO SHAREHOLDERS.

        Provisions applicable to the Shareholders and their relationship with the Company are set out in Schedule 2.

5.     MANAGEMENT: RIGHTS, POWERS AND DUTIES.

5.1.  Generally

        Except as provided in this Agreement and except for situations in which the approval of any Shareholder is expressly required by this Agreement or non-waivable provisions of applicable Law:

  (a)
  all of the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors; and

  (b)
  the Board of Directors may make all decisions and take all actions for the Company not otherwise provided for in this Agreement.

        The Board of Directors shall be the manager of the Company within the meaning of Section 18-101(10) of the Delaware Act. The Board of Directors must act as a board in accordance with the provisions of this Agreement, and no individual Director, as such, shall have any authority to bind or act for, or assume any obligation or responsibility on behalf of, the Company unless expressly authorized to do so by action taken by the Board of Directors in accordance with this Agreement. No individual Director will be deemed to be a manager of the Company within the meaning of Section 18-101(10) of the Delaware Act. The board of managers provided for in the Interim Operating Agreement is hereby dissolved and each manager appointed pursuant to the Interim Operating Agreement is hereby removed from his position as a manager of the Company (which removal shall not affect such Person's appointment as a Director hereby).

5.2.  Shareholders

        The Shareholders shall have no power to participate in the management or affairs of the Company other than the right to appoint Directors and as otherwise expressly set forth herein. The Shareholders shall not have meetings or voting rights with respect to the management of the Company and shall not be entitled to vote on or consent to or approve or disapprove actions or decisions regarding the Company except as expressly provided herein. Shareholders shall act at a meeting duly called or by written consent with respect to any action required or permitted to be taken by the Shareholders.

5.3.  Composition of Board

        As of the date of this Agreement, the Board of Directors of the Company shall consist of ten (10) members and shall be comprised of:

  (a)
  five CBC Directors; and

  (b)
  five Miller Directors.

5.4.  Appointment to Board

  (a)
  The CBC Directors and the Miller Directors as of the date of this Agreement are set forth in Schedule 3.

  (b)
  Each Director shall hold office until his successor has been appointed and qualified, or until the earlier of his death, incapacity, resignation or removal (with or without cause) as provided in this Agreement.

  (c)
  Any Director may be removed at any time, with or without cause, only by the Shareholder that appointed such Director by written notice to the Board of Directors and the other Shareholders. Any Director may resign at any time upon written notice to the Board of Directors and the Shareholders. Such resignation shall take effect at the time specified in the written notice or, if no time is specified in the notice, at the time of its receipt by the Shareholders; provided, however, that the acceptance of a resignation will not be necessary to make it effective, unless so specified in the resignation. Any vacancy on the Board of Directors may only be filled by the Shareholder that originally appointed the Director who is no longer serving in such capacity. The applicable Shareholder shall promptly appoint a replacement for any such Director who has resigned, been removed or otherwise ceased to be a Director, by a written notice delivered to the other Shareholders and the Board of Directors and shall be effective upon delivery to the other Shareholders.

  (d)
  Without limiting the rights of either Miller or CBC to appoint such individual as either of them thinks fit, each will take into account the representations of the other if the other reasonably requests, for material commercial, fiscal or legal reasons, that it withdraw any proposed appointee as a Director and propose another suitable person for appointment.

  (e)
  Any Director (other than an alternate director) may grant a proxy to any other Person (who may be another Director) to be his or her alternate director and may remove from office an alternate director so appointed by him or her.

  (f)
  Other than as set out in this Agreement, none of the Directors shall be entitled to receive any salary, fees or other remuneration in connection with their services as Directors except for reimbursement of travel expenses (including accommodation and meals) or as otherwise agreed by the Compensation Committee.

5.5.  Board meetings

  (a)
  At the first meeting of the Board following the execution of this Agreement, the Board of Directors shall determine the number of meetings it shall hold each year, provided that such number shall be at least six times a year or whenever requested by the Chairman or the Vice Chairman.

  (b)
  Meetings of the Board will normally be held at the Company's principal office unless the Board determines to meet elsewhere.

  (c)
  Unless otherwise agreed by at least two Miller Directors and three CBC Directors, at least three Business Days' notice shall be given to each of the Directors of all meetings of the Board, at the address notified from time to time by each Director to the Company Secretary. Each such notice shall include an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting, shall be accompanied by any relevant papers for discussion at such meeting and shall be sent by e-mail, registered mail (return receipt requested) or by international courier delivery service. Notice to the Directors shall be given in accordance with Section 32.

  (d)
  The quorum for Board meetings shall be a majority of the Directors then in office and shall include at least two Miller Directors and at least three CBC Directors present at commencement and throughout the whole of the meeting; provided, however, that if two successive meetings of the Board are not able to be held as a result of a failure of sufficient CBC Directors or Miller Directors, as the case may be, to attend either such meeting, the quorum for the next meeting of the Board (and for any subsequent meeting of the Board until such time as three CBC Directors or two Miller Directors, as the case may be, have attended a meeting) shall be two and need not include any CBC Directors (if at least three CBC Directors have not been present at the previous two meetings) or any Miller Directors (if at least two Miller Directors have not been so present) and questions arising at such Board meetings shall be determined by a majority of votes cast.

  (e)
  Except as otherwise set out in this Agreement, questions arising at any Board meeting shall be determined by a majority of votes cast, provided that unless the proviso in Section 5.5(d) applies any decision made by the Board must have the affirmative vote of at least three CBC Directors and at least two Miller Directors. For the avoidance of doubt, Directors shall be entitled to participate in and vote on any matter before the Board, notwithstanding any actual or perceived conflict that may exist.

  (f)
  The CEO, President-CCO, CFO and CIO may attend Board meetings. For the avoidance of doubt, the CEO, President-CCO, CFO and CIO shall not be entitled to vote at any Board meeting which they may attend and may be excluded by the Board where the Board determines that the subject matter warrants their exclusion.

  (g)
  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a written consent or consents which sets forth the action is signed by at least three CBC Directors and two Miller Directors with copies provided to all other Directors and filed with the minutes of proceedings of the Board of Directors.

  (h)
  Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting by these means constitutes presence in person at a meeting.

5.6.  Chairman

  (a)
  The first chairman of the Board shall be Mr. Coors (who shall be deemed to be appointed by CBC). The appointment of Mr. Coors as Chairman shall take effect on the date of this Agreement.

  (b)
  The Chairman shall be appointed for a term of three years or until the earlier of:

  (i)
  his ceasing to be a Director;

  (ii)
  the date on which the Shareholder appointing such Chairman ceases to hold any Class A Shares; or

  (iii)
  the Board determining that he is unable to perform his duties and responsibilities as Chairman as a result of death or incapacity; or

  (iv)
  the Shareholders unanimously agreeing to remove the Chairman.

  (c)
  The Company shall be responsible for payment of Mr. Coors' compensation during his term as Chairman on the terms agreed between Mr. Coors and the Company.

  (d)
  After the initial three-year period, the Chairman will be appointed alternately by each Shareholder for successive three-year terms, with the first appointment after the initial three-year period to be made by Miller. The first appointee of Miller shall be Mr. Coors unless any event set out in Section 5.6(b)(i) to (iv) has occurred (or occurs during such term) or Mr. Coors declines to be appointed as Chairman or CBC notifies Miller that it does not wish Mr. Coors to be appointed, in which case Miller may appoint a Chairman of its own choosing (provided, however, that in such event, CBC may then appoint the Vice Chairman).

  (e)
  Subject to Section 5.6(d), if the chairmanship is vacated for any reason, the Shareholder who nominated the outgoing Chairman will appoint a successor for the remaining balance of the term.

  (f)
  The Chairman shall have a non-executive role and shall act in accordance with the Chairman Delegation of Authority and the first Chairman's role will have particular emphasis on government and regulator relationships, on key distributor relationships and on building the reputation of the Company.

5.7.  Vice Chairman

  (a)
  The first Vice Chairman of the Board shall be the chief executive officer of SABMiller as of the date of this Agreement (who shall be deemed to be appointed by Miller). The appointment of the first Vice Chairman shall take effect on the date of this Agreement.

  (b)
  The Vice Chairman shall be appointed for a period of three years or until the earlier of:

  (i)
  his ceasing to be a Director;

  (ii)
  the date on which the Shareholder appointing such Vice Chairman ceases to hold any Class A Shares;

  (iii)
  the Board determining that he is unable to perform his duties and responsibilities as Vice Chairman as a result of death or incapacity;

  (iv)
  the Shareholders unanimously agreeing to remove the Vice Chairman; or

  (v)
  Miller's appointment of a Chairman of its own choosing pursuant to Section 5.6(d) above.

  (c)
  If the SABMiller CEO, or any subsequent Vice Chairman appointed by Miller pursuant to this subparagraph (c), ceases to be Vice Chairman during the initial three year period after the date of this Agreement, Miller shall be entitled to appoint another individual to act as Vice Chairman for the remainder of such period.

  (d)
  After the initial three-year period, the Vice Chairman will be appointed alternately by each Shareholder for successive three-year terms with the first appointment after the initial three-year period to be made by CBC. The first appointee of CBC shall be the SABMiller CEO unless any of the events set out in Section 5.7(b)(i) to (iv) has occurred (or occurs during such term) or the SABMiller CEO declines to be appointed as Vice Chairman or Miller notifies CBC that it does not wish the SABMiller CEO to be appointed, in which case CBC may appoint a Vice Chairman of its own choosing (unless Mr. Coors or another appointee of CBC is then serving as Chairman, in which event Miller shall be permitted to appoint the Vice Chairman).

  (e)
  Subject to Section 5.7(d), if the Vice Chairmanship is vacated for any reason, the Shareholder who nominated the outgoing Vice Chairman will appoint a successor for the remaining balance of the term.

  (f)
  If, when Mr. Kiely ceases to be the CEO of the Company, he is nominated as a Director by CBC, the Shareholders shall cause their respective Directors to appoint him as joint Vice Chairman for a period of three years from the date of his appointment. During Mr. Kiely's term as joint Vice Chairman he will act jointly with the other Vice Chairman appointed by either Miller or CBC, as the case may be.

6.     COMMITTEES OF THE BOARD.

        The Board shall have the following standing committees:

  (a)
  the Audit Committee, which shall adopt the Audit Committee Charter;

  (b)
  the Compensation Committee, which shall adopt the Compensation Committee Charter; and

  (c)
  the Ethics, Compliance and Corporate Responsibility Committee, which shall adopt the Ethics, Compliance and Corporate Responsibility Committee Charter.

7.     CEO.

7.1.  Duties and responsibilities

        The CEO is responsible to the Board, and the duties and responsibilities of the CEO are set out in the CEO Delegation of Authority. Any changes which may be proposed to the CEO Delegation of Authority require approval by the Board.

7.2.  Appointment of the CEO

  (a)
  Mr. Kiely shall be the initial CEO appointed pursuant to the LK Employment Agreement, and the Board will cause the Company to enter into the LK Employment Agreement.

  (b)
  If so requested in writing by two Miller Directors (following consultation with the other Directors) at any time on or after the second anniversary of the date of this Agreement, the Company shall deliver a termination notice, effective not less than six months after the date of Mr. Kiely's receipt of such notice, in accordance with the notice provisions in the LK Employment Agreement. Mr. Kiely's term as CEO shall terminate upon the earliest of his death, incapacity, resignation or removal (with or without cause) in accordance with the provisions of this Section.

  (c)
  The Board, in consultation with the current CEO, shall implement a succession planning process for future appointments of the CEO to ensure that, so far as possible, future candidates for appointment as CEO are employees of the MillerCoors Group.

  (d)
  After consultation with Mr. Kiely as initial CEO and having due regard to his views, Miller shall be entitled to nominate the President-CCO to be the second CEO. If Miller does so, the CBC Directors will vote in favor of the appointment of the President-CCO as CEO. If Miller does not nominate the President-CCO, then the process in Section 7.2(e) will apply.

  (e)
  Subject to Section 7.2(d), the following process shall apply to all appointments to the position of CEO following the appointment of the initial CEO.

  (i)
  If the Board is satisfied that there is a suitable candidate for the position of CEO who is already employed by the MillerCoors Group in a position other than CEO, and that no further nomination process for the appointment of the CEO is required, then the Board will appoint that candidate and shall decide the proposed compensation for the CEO.

  (ii)
  If the Board is not so satisfied, Miller shall be entitled to nominate the potential candidates (including the proposed compensation for that candidate if he or she were appointed to the position of CEO) for appointment as CEO for consideration by the Board. If so requested by CBC, the Board will engage independent consultants to assist in the nomination process and all reports prepared by such consultants will be made available to the Board. The nominated candidates shall include:

  (1)
  at least one candidate employed by the MillerCoors Group (if available);

      (2)
      not more than two candidates employed by the Wider SABMiller Group (if Miller wishes to nominate a candidate);

      (3)
      at least one candidate nominated by CBC (if CBC wishes to nominate a candidate); and

      (4)
      at least one external candidate with significant experience in the United States beverages industry (if available).

    Miller and CBC (as applicable) will provide full details of the candidates and the nomination process to the Board.

    (iii)
    After receiving the nominations from Miller and considering the candidates, the Board shall resolve either that it approves of one of the candidates or that it is unable to approve one of the candidates. If the Board approves of one of the candidates, that candidate will be appointed.

    (iv)
    If the Board does not approve one of the candidates, each CEO selection process to which Sections 7.2(e)(ii) and (iv) apply shall be subject to the following alternating procedures:

    (1)
    For the selection of the first CEO under such process and every second subsequent CEO selected under such process thereafter, Miller shall be entitled to nominate a shortlist of two candidates (out of the original submission to the Board provided pursuant to Section 7.2(e)(ii)), and CBC will cause the CBC Directors to vote in favor of the appointment of one of those two candidates (and if such CBC Directors fail to do so within a reasonable period of time, the Miller Directors may direct the appointment of the CEO from those two candidates).

    (2)
    For the selection of the second CEO under such process and every second subsequent CEO selected under such process thereafter, Miller shall nominate a shortlist of two candidates (out of the original submission to the Board provided pursuant to Section 7.2(e)(ii)), at least one of which is not employed by the Wider SABMiller Group, and the CBC Directors shall direct the appointment of one of those two candidates (and if such CBC Directors fail to do so within a reasonable period of time, the Miller Directors may direct the appointment of the CEO from those two candidates).

  (f)
  The process set out in Section 7.2(e) shall continue and shall not need to be re-started in the event that one or more candidates declines to be considered for appointment or is removed from consideration for appointment by the Board, Miller or CBC, provided that if there are no candidates left for consideration the Board may either resolve to restart the process in Section 7.2(e) or substitute an alternative process to select the CEO for that CEO appointment only. If the Board is unable to agree an alternative process, it shall be deemed to have resolved to restart the process in Section 7.2(e).

  (g)
  The Parties acknowledge that there is no commitment on the part of any member of the SABMiller Group or the Molson Coors Group, as the case may be, to employ or re-employ the CEO upon termination of his appointment as CEO.

  (h)
  The CEO from time to time shall serve until the earlier of his death, disability, resignation, removal (with or without cause) by the Board in accordance with Section 5.5(e) or the expiration of the term under his or her employment agreement, provided that nothing herein shall limit a CEO's rights or remedies under any employment agreement, including with respect to the term of employment.

  (i)
  The CEO and President-CCO will not be members of the board of directors or executive committee of either SABMiller or Molson Coors but may from time to time be required to attend or make presentations to such boards and/or committees.

8.     OPERATIONAL MANAGEMENT.

8.1.  Day-to-Day Management

        Subject to Section 9.1, day-to-day responsibility for the operations of the Company and the execution of strategy determined by the Board shall be vested in the CEO in accordance with the CEO Delegation of Authority. The CEO shall have authority for all matters that are not Reserved Matters. The CEO shall report to the Board.

8.2.  Establishment of functions

        At the first meeting of the Board following the execution of this Agreement the Board of Directors shall make the following appointments and establish the following functions:

  (a)
  the establishment of the Executive Committee;

  (b)
  the appointment of the President-CCO, the CFO and the CIO; and

  (c)
  the establishment of a Shareholders' reporting and communications function,

        on the terms set out in this Agreement.

8.3.  Executive Committee

  (a)
  The Executive Committee shall comprise the CEO, the President-CCO, the CFO, the CIO and at least the heads of the following functions:

  (i)
  sales and distribution;

  (ii)
  marketing;

  (iii)
  strategy;

  (iv)
  production;

  (v)
  supply chain and procurement;

  (vi)
  legal;

  (vii)
  human resources; and

  (viii)
  communications.

  (b)
  The Executive Committee shall be entitled to exercise such of the powers of the CEO vested in him by the Board or this Agreement as the CEO may determine from time to time and will assist the CEO in overseeing the running of the MillerCoors Group in line with the Board's strategy.

  (c)
  The initial members of the Executive Committee will be:

Title	Name
CEO	Leo Kiely
President-CCO	Tom Long
CFO	Gavin Hattersley
CIO	Tim Wolf
Eastern Division President	Tom Cardella
Western Division President	Ed McBrien
Chief Marketing Officer	Andy England
Chief Operations Officer	Dennis Puffer
Chief Legal Officer	Karen Ripley
Head of Information Technology	Jeanine Wasielewski
Chief Responsibility and Ethics Officer	Cornell Boggs
Chief Human Resources Officer	Steve Woodward
Chief Communications and Government Affairs Officer	Nehl Horton
Chief of Staff	Chris Kozina
  (d)
  The Executive Committee shall meet as and when required.

8.4.  President-CCO

        The initial President-CCO is Mr. Long. The President-CCO shall act in accordance with the President-CCO Delegation of Authority.

8.5.  CIO

  (a)
  The CIO shall be appointed for a term of two years pursuant to the CIO Employment Agreement, and the Shareholders will cause the Company to enter into the CIO Employment Agreement.

  (b)
  If so requested in writing by two Miller Directors (following consultation with the other Directors) at any time on or after the 18-month anniversary of the date of this Agreement the Company shall deliver a termination notice, effective not less than six months after the date of the initial CIO's receipt of such notice, in accordance with the notice provisions in the CIO Employment Agreement. The CIO's term shall terminate upon the earliest of his or her death, incapacity, resignation, removal (with or without cause) in accordance with the provisions of this Section or the expiration of the term under his or her employment agreement.

  (c)
  The CIO shall act in accordance with the CIO Delegation of Authority.

8.6.  CFO

        The CFO shall act in accordance with the CFO Delegation of Authority.

8.7.  Shareholders' Reporting Function

        A Shareholders' reporting and communications function shall be established. Such function will act in accordance with the Shareholders' Reporting Delegation of Authority and will report to, and have such responsibilities as are assigned by, the CFO or his nominee.

8.8.  Adoption of Company's Policies

        At the first meeting of the Board following the execution of this Agreement, the Shareholders shall cause the Directors appointed by them to ratify or adopt the Company's Policies.

8.9.  Cross-functional meetings

  (a)
  The Company will convene meetings (which may be held in person, by telephone or otherwise) among representatives of the Company and representatives of the Shareholders as follows:

  (i)
  a meeting among the CEO and the then current chief executive officers of each Shareholder's Ultimate Holding Company, on at least a monthly basis or as otherwise determined by the Board;

  (ii)
  a meeting among the CFO and the then current chief financial officers of each Shareholder's Ultimate Holding Company, on at least a monthly basis or as otherwise determined by the Board; and

  (iii)
  meetings among each of the Company function heads listed in Section 8.3(a) and their respective counterparts at each Shareholder's Ultimate Holding Company, in each case on a basis to be agreed by the Board.

  (b)
  No meeting to be held pursuant to paragraph (i) or (ii) above shall proceed unless the relevant representative of each of SABMiller and Molson Coors is present.

9.     RESERVED MATTERS.

9.1.  Approval by Board

        The following matters (each a "Reserved Matter") shall require approval by the Board in accordance with Section 5.5(e):

  (a)
  approval of the 3/5 Year Strategic Plan;

  (b)
  approval of the Annual Operating Plan and related forecasts (including the working capital buffer to be applied in determining the amount of Available Cash);

  (c)
  material repositioning of brands, material changes to recipes, any material change to the cold-filtering process for Miller Genuine Draft or Coors Light, material reformulation of brands, material line extensions, introduction of any new brands which in the Board's opinion is likely to be material, any material change to packaging graphics and any activity which can reasonably be considered to be likely to materially and adversely impact the reputation of any material brand in any relevant jurisdiction outside the Territory;

  (d)
  investment and strategy in relation to import and export brands which are inconsistent with the Brand Cooperation Agreement;

  (e)
  integration plan and synergy extraction plan;

  (f)
  entry into or amendment of related party transactions (other than those provided for in the Brand Cooperation Agreement) between the Company or any of its Subsidiaries and any member of the Molson Coors Group or SABMiller Group;

  (g)
  subject to Section 7.2(b) and Section 7.2(e)(iv), appointment, compensation and removal of the CEO, provided that no Director shall unreasonably withhold or delay his or her approval of the compensation of the CEO;

  (h)
  approval of the recommendations of the CEO and Compensation Committee on the performance and compensation of the members of the Executive Committee;

  (i)
  approval of any mergers, acquisitions or dispositions by the Company and the commencement, finalization or cessation of any mergers, acquisitions or dispositions by the Company including the acquisition or disposition by the Company of any shares of any other company or business or the commencement by the Company of any new line of business or the formation, acquisition or disposition of any Subsidiary of the Company and any other similar activity;

  (j)
  change of auditors or change of the date on which the Financial Year ends;

  (k)
  any strategic relationship or joint venture or similar relationship (other than those provided for in the Brand Cooperation Agreement) which is material to the business of the Company or the MillerCoors Group;

  (l)
  any material transaction which is:

  (1)
  out of the ordinary course of business; or

  (2)
  for a term of more than 12 months and cannot be terminated on less than three months' notice;

  (m)
  the issue of any equity interests, or securities convertible into or exchangeable for equity interests, by the Company or any of its Subsidiaries to any entity or the redemption or repurchase of such interests or the modification of any of the rights attached to any Shares;

  (n)
  any borrowings except as provided for in the Annual Operating Plan or in the policy on capital structure and debt capacity;

  (o)
  any amendment or variation to any of the Company's Policies;

  (p)
  declaration of any distribution or making of any distribution by the Company to any Shareholder, other than in accordance with the agreed distribution policy;

  (q)
  the granting of any Lien to secure any material Indebtedness;

  (r)
  material changes to the accounting policies of the Company or to the charter of any Committee;

  (s)
  any decision to change the name of the Company or to relocate the principal office of the Company;

  (t)
  any decision to open or close any brewery;

  (u)
  any decision to license a brand owned or licensed by the Company to a third party or for the Company to acquire or license a brand from a third party;

  (v)
  the sale of any products branded with a brand developed or acquired by the Company after the date of this Agreement outside the Territory;

  (w)
  any decision to give consent under Section 5 of the Brand Cooperation Agreement;

  (x)
  the agreement of any Royalty rate on any Royalty Review Date under any Royalty Agreement;

  (y)
  any material agreement, or material amendment thereto, pursuant to which any interest in, or any right to use or exploit, any Intellectual Property is granted (whether to or by the Company) other than as provided for in the Brand Cooperation Agreement and any disclosure of a material Trade Secret to a third party;

  (z)
  any proposal by the Company's pension committee (1) that would cause a material increase in the liabilities of any Employee Benefit Plan that is a defined benefit plan or (2) to change the investment policy, asset allocation, investment guidelines or investment strategy with respect to any such plan that would reasonably be expected to cause a material increase or decrease in the projected return on assets of such plan;

  (aa)
  any decision to settle any Proceedings on terms involving a payment or receipt by the Company of a cash sum of $10 million or more or otherwise on terms which could reasonably be expected to have a material impact on the financial condition or results of operations of the Company;

  (bb)
  any decision to commence any Proceedings involving (1) any person who conducts, or a member of whose Group conducts, a Beer business in any jurisdiction (other than a person who conducts a Beer distribution business in the United States) or (2) any person who has, or a member of whose Group has, a material business relationship with any member of the SABMiller Group or the Molson Coors Group whether within or outside the United States;

  (cc)
  any decision to enforce a right of the Company with respect to a fiduciary duty owed by a Director pursuant to Section 11.1(a); and

  (dd)
  any other matter which is reasonably likely to have a material impact on the reputation of the Company, the MillerCoors Group or any member of the SABMiller Group or the Molson Coors Group.

9.2.  Application to Subsidiaries

        References in Section 9.1 to matters relating to the Company which shall require approval by the Board shall include references to the same matter in relation to any Subsidiary from time to time.

10.   LIABILITY AND INDEMNIFICATION; INSURANCE.

10.1.  Subject to this Section 10.1 and relevant provisions of applicable Law, no Shareholder or Director, or any of their respective Affiliates (other than the Company or any of its Subsidiaries), or any member, partner, manager, shareholder, officer, director, employee, agent or representative of any Shareholder, or any member of the Executive Committee, shall have any liability, responsibility or accountability in damages or otherwise to the Company, and the Company agrees to indemnify, pay, protect and hold harmless the Shareholders, the Directors, their respective Affiliates (other than the Company or any of its Subsidiaries), each member, partner, manager, shareholder, officer, director, employee, agent and representative of a Shareholder, and each member of the Executive Committee (collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Persons or the Company) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Persons or the Company in any way relating to or arising out of, or alleged by the party bringing the claim to relate to or arise out of, any action or inaction on the part of the Company or on the part of the Indemnified Persons when acting on behalf of the Company or pursuant to this Agreement; provided that the Company shall not be liable to any Indemnified Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses or disbursements of any kind or nature whatsoever (including all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Company) or any costs of investigation in connection therewith asserted against the Company that result from an Indemnified Person's fraud, willful misconduct, bad faith, breach of this Agreement or the payment to or receipt by an Indemnified Person of benefits in violation of this Agreement;

provided further that nothing in this paragraph shall create personal liability on the part of any Shareholder or its respective shareholders, partners, managers, officers, directors, employees, agents or representatives. Notwithstanding the preceding sentence, the Company shall be required to indemnify an Indemnified Person in connection with any action, suit or proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnified Person was authorized by the Board in its sole discretion (other than suits for recovery under this Section 10.1).

10.2.  In any action, suit or proceeding against any Indemnified Person relating to or arising, or alleged by the party bringing the claim to relate to or arise, out of any such action or non-action, the Indemnified Persons shall have the right to jointly employ, at the expense of the Company, counsel of the Indemnified Persons' choice, which counsel shall be reasonably satisfactory to the Company, in such action, suit or proceeding, provided that if retention of joint counsel by the Indemnified Persons would create a conflict of interest, each group of Indemnified Persons which would not cause such a conflict of interest shall have the right to employ, at the expense of the Company, separate counsel of such group of Indemnified Persons' choice, which counsel shall be reasonably satisfactory to the Company, in such action, suit or proceeding. The satisfaction of the obligations of the Company under Section 10.1 and this Section 10.2 shall be from and limited to the assets of the Company and no Shareholder shall have any personal liability on account thereof.

10.3.  The Board shall cause the Company to, at the Company's expense and to the extent available on commercially reasonable terms, purchase customary policies of directors' and officers' liability insurance, with scope and limits of coverage customary for private companies similar to the Company, to insure the Indemnified Persons against liability hereunder, including for a breach or an alleged breach of their responsibilities hereunder. The Company shall send notice to the Shareholders, describing the insurance policy and the premiums paid therefor, promptly upon the purchase of such insurance.

10.4.  To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon (and in any event no later than thirty (30) days after) receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it ultimately shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 10.1. Notwithstanding the preceding sentence, the Company shall be required to make such advances of expenses (or expenses under Section 10.2) to an Indemnified Person in connection with any action, suit or proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnified Person was authorized by the Board in its sole discretion (other than suits for recovery under this Section 10.4).

11.   WAIVER OF CERTAIN DUTIES.

11.1.  Subject to Section 11.2, each Shareholder (for itself and on behalf of the Company) hereby, to the fullest extent permitted by applicable law:

  (a)
  except as and to the extent otherwise irrevocably specified by written notice from a Shareholder to the Company on the date hereof, the provisions of which shall be applicable solely with respect to the Directors from time to time appointed by such Shareholder, confirms, acknowledges and agrees that each Miller Director and CBC Director, in his or her capacity as Director, has no duty to the Company;

  (b)
  confirms, acknowledges and agrees that each Miller Director and CBC Director, in his or her capacity as Director, has no duty to any Shareholder (other than the Shareholder who appointed such Director);

  (c)
  confirms, acknowledges and agrees that none of the Shareholders has any duty to any other Shareholder or to the Company or any of its Subsidiaries other than the specific covenants and agreements set forth in this Agreement;

  (d)
  confirms, acknowledges and agrees that:

  (i)
  in the event of any conflict of interest between the Company or any of its Subsidiaries, on the one hand, and Miller or CBC (or any of their respective Affiliates), on the other hand, Miller or CBC may act in its own best interest, and any such action shall not constitute a breach of any duty hereunder or otherwise existing at law, in equity or otherwise; and

  (ii)
  no Shareholders (or their respective Directors acting in their capacity as Directors) shall be obligated to reveal to the Company or any of its other Directors confidential information belonging to or relating to the business of such Shareholder;

  (e)
  waives any claim or cause of action against any other Shareholder, any Director and any officer, employee, agent or Affiliate of any such Shareholder or Director that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Sections 11.1(a) to (d); and

  (f)
  waives any right it may have, derivatively on behalf of the Company or otherwise, to bring any claim or cause of action against any Director not appointed by it, in his or her capacity as a Director, for any action or omission by such Director in his or her capacity as Director.

11.2.  Each Shareholder agrees that the waivers, limitations, acknowledgments and agreements set out in this Section 11 shall not apply to any alleged claim or cause of action against a Director, Shareholder, any of a Shareholder's Affiliates or any of their respective employees, officers, directors, agents or authorized representatives based upon the breach or non-performance by such person of this Agreement or other agreement between such person and the Company.

11.3.  The provisions of this Agreement, including this Section 11, to the extent that they restrict or eliminate the duties and liabilities of a Shareholder or Director otherwise existing at law or in equity, are agreed by the Shareholders to replace such other duties and liabilities of such Shareholder or Director to the fullest extent permitted by applicable Law.

12.   DEADLOCK RESOLUTION.

12.1.  If the Board does not agree on any Reserved Matter (other than (i) Section 9.1(c), which shall be resolved pursuant to Section 12.8, (ii) appointment of the CEO pursuant to Section 9.1(g), which shall be resolved in accordance with Section 7.2(e), or (iii) whether a Director has unreasonably withheld or delayed approval of the compensation of the CEO pursuant to Section 9.1(g), which shall be resolved in accordance with Section 29), within twenty (20) Business Days of the Board meeting at which the Board considers the matter, the matter may be referred for a decision to the SABMiller CEO and Molson Coors CEO.

12.2.  The SABMiller CEO and Molson Coors CEO shall attempt in good faith to resolve any matter referred to them under Section 12.1 after taking into account, where appropriate, the views of external counsel, financial advisers and other appropriate experts.

12.3.  If the matter which has been referred under Section 12.1 is not resolved by the SABMiller CEO and the Molson Coors CEO within twenty (20) Business Days following such referral, either of them may propose to the other in writing that structured negotiations be entered into with the assistance of a neutral adviser or mediator ("Neutral Adviser").

12.4.  If the SABMiller CEO and the Molson Coors CEO are unable to agree on a Neutral Adviser within ten (10) Business Days of the written notice proposing structured negotiations or if the Neutral Adviser agreed upon is unable or unwilling to act thereafter, either of the SABMiller CEO or the Molson Coors CEO shall within ten (10) Business Days of written notice to the other stating that they are unable to agree on a Neutral Adviser, or that the Neutral Adviser agreed upon is unable or unwilling to act, apply to the LCIA to appoint a Neutral Adviser.

12.5.  The SABMiller CEO and the Molson Coors CEO shall within ten (10) Business Days of the appointment of the Neutral Adviser meet him or her in order to agree on a procedure for the exchange of any relevant information and the structure to be adopted for the negotiation, to be held in New York.

12.6.  The SABMiller CEO and the Molson Coors CEO shall not be obligated to accept the Neutral Adviser's recommendations, but if they do so, or otherwise reach agreement on the resolution of the matter, such agreement shall be reduced to writing and, once it is duly executed by SABMiller and Molson Coors, the Shareholders shall cause the CBC Directors and the Miller Directors, respectively, to vote accordingly at the meeting of the Board at which the matter is next discussed.

12.7.  If the SABMiller CEO and the Molson Coors CEO do not accept the Neutral Adviser's recommendation and do not otherwise reach agreement on resolution of the matter, then the matter shall be deemed not approved by the Board.

12.8.  In the event of a deadlock on the Reserved Matter in Section 9.1(c), the matter shall be referred by either Shareholder, with notice in writing to the other Shareholder, to an independent expert for a decision in accordance with the following procedure:

  (a)
  The independent expert shall be a retired business person with significant experience in the United States beverage industry (the "Beverage Expert"). If the Shareholders are unable to agree on a Beverage Expert within ten (10) Business Days of the written notice to refer the matter to a Beverage Expert or if the Beverage Expert agreed upon is unable or unwilling to act thereafter, any Shareholder may, within ten (10) Business Days of notice to the Shareholders stating that they are unable to agree on a Beverage Expert or that the Beverage Expert agreed upon is unable or unwilling to act, request that the National Beer Wholesalers Association appoint a Beverage Expert.

  (b)
  The Shareholders shall within ten (10) Business Days of the appointment of the Beverage Expert meet him or her in order to agree on a procedure for the exchange of any relevant information and the structure to be adopted for the expert determination, to be held in New York or elsewhere as agreed.

  (c)
  The Shareholders shall instruct the Beverage Expert to determine the issue which is the subject of deadlock on the basis of what is reasonable, having regard to the respective interests of the Parties in North America and without regard to the wider interests of the Parties or of any entity which may have acquired Control of either Party.

  (d)
  The Beverage Expert shall be instructed to issue a decision on the matter, based on his expert judgment and the information presented by the Parties. The decision of the Beverage Expert shall be final and binding on the Parties, and shall be enforceable under the Federal Arbitration Act, Title 9 United States Code.

12.9.  In the event of a failure to agree on the Annual Operating Plan in any year, the previous year's Annual Operating Plan shall apply, with each of the figures in the Annual Operating Plan increased by an amount equal to the relevant figure multiplied by the Inflation Rate for the period from the month preceding the commencement of the prior year to the month preceding the commencement of the current year, until the date on which the Board has approved a revised Annual Operating Plan in accordance with Section 9.1(b).

13.   FUNDING.

13.1.  The Parties agree that, subject to such governmental regulations and consents as may for the time being be applicable, the financing policy of the MillerCoors Group shall be in accordance with the applicable Company Policy (as amended from time to time).

13.2.  Any determination that the MillerCoors Group requires funding in excess of its own resources shall be a matter for the Board. If the Board determines that such funding is required it shall also determine the form in which it considers such funding should be provided.

13.3.  Unless the Board determines otherwise, any funding by the Shareholders shall be provided by the Shareholders in proportion to their respective holdings of Shares from time to time (each such person being referred to for the purposes of this Section 13 as a "Funding Shareholder"). In determining the Shareholder's respective holding of Shares under this Section 13 and Section 14, Class A Shares shall be treated as identical to Class B Shares.

13.4.  Subject to Section 25.5, if funding is provided by way of loans by the Funding Shareholders, such loans shall rank pari passu in all respects as to repayment, rate of interest and otherwise and shall in addition be made on terms that no repayment to one Funding Shareholder shall be made by the MillerCoors Group unless at the same time a proportionate repayment shall be made to any other Funding Shareholder. If at any time the proportions in which Shares are held by the Shareholders shall alter, such adjustments shall be made either by way of repayment of loans by the MillerCoors Group or the purchase by one Shareholder of the right of the other Shareholder to repayment of the loans as shall be necessary to ensure that the loans to the MillerCoors Group from the Shareholders remain in the same proportion to each other as their respective holdings of Shares from time to time.

13.5.  If the Board determines that funding should be provided by the Shareholders in the form of subscriptions for further Shares ("Equity Funding"), the Shareholders shall take all reasonable steps required to implement such Equity Funding including causing their respective Directors to pass resolutions to increase the authorized capital of the Company and to authorize the Directors to allot and issue Shares. Any Equity Funding will be pro-rata based on the number of Shares that each Shareholder owns. The Shareholders will each subscribe for an equal number of Class A Shares with any additional Shares to be subscribed for by a Shareholder to be Class B Shares.

13.6.  If any Shareholder decides not to provide additional funding to the Company, it must notify all the other Parties in writing immediately (a "Non-Funding Notice").

14.   FAILURE TO FUND.

14.1.  The provisions of this Section 14 shall apply if, following:

  (a)
  a decision by the Board ("Funding Decision") that the Company should acquire funding from the Shareholders in proportion to their holdings of Shares in the Company; or

  (b)
  the Shareholders becoming obligated to provide funding pursuant to Section 21.6 (in either case the "Original Funding"),

  either Shareholder (the "Non-Funding Party") fails to provide such funding to the Company or has given a Non-Funding Notice pursuant to Section 13.6.

14.2.  The other Shareholder (the "Funding Party") may, at its absolute discretion, elect to provide the share of the Original Funding which was not provided by the Non-Funding Party (the "Replacement Funding") in accordance with the provisions of this Section 14.

14.3.  In the event of a Funding Decision involving the issuance of additional Shares, the subscription price per Share under this Section 14 shall be Fair Market Value determined by agreement between the Shareholders. If the Shareholders cannot reach agreement as to the Fair Market Value within twenty (20) Business Days of the earlier of the dates of the Non-Funding Notice or the failure of the Non-Funding Party to provide funding to the Company, the Shareholders will appoint an Independent Investment Bank to determine the Fair Market Value of the Shares, the costs of which are to be borne by the Company. The Fair Market Values determined by this Section 14.3 are the "Funding Fair Market Value".

14.4.  If the amount of Replacement Funding is such that, if the Funding Party were to provide it by way of a subscription for additional Class A Shares at the Funding Fair Market Value the voting interest of the Funding Party in the Company would increase by less than two percentage points (after taking account of the number of Class A Shares which would have been subscribed for by the Funding Party if each of the Shareholders had provided its share of the Original Funding), then:

    (a)
    the Funding Party will provide its share of the Original Funding (the "Required Funding") by way of subscription for Class B Shares (the "Required Funding Shares") and will provide the Replacement Funding by way of subscription for additional Class B Shares (the "Replacement Funding Shares"), in each case at the Funding Fair Market Value;

    (b)
    the Non-Funding Party shall be entitled, within one year following the provision of Replacement Funding by the Funding Party, to remedy its failure to fund by purchasing the Replacement Funding Shares from the Funding Party for cash at their subscription value plus interest from the date of provision of the Replacement Funding to the date of purchase at an annual rate equal to the weighted average of SABMiller's and Molson Coors's cost of borrowing plus 200 basis points;

    (c)
    if the Non-Funding Party purchases the Replacement Funding Shares within the period specified in (b) above, then the Required Funding Shares and the Replacement Funding Shares shall convert into such numbers of Class A Shares and Class B Shares (as the case may be) as the Shareholders would have subscribed for if each of the Shareholders had provided its share of the Original Funding in accordance with the Funding Decision; and

    (d)
    if the Non-Funding Party does not purchase the Replacement Funding Shares within the period specified in clause (b) above, then:

    (i)
    the Required Funding Shares and the Replacement Funding Shares shall convert into Class A Shares, and the provisions of Section 14.6 will have effect; and

    (ii)
    the Funding Party will be entitled to a payment from the Company equal to the one year of interest that the Non-Funding Party would have paid if it had purchased the Replacement Funding Shares at the end of the period specified in clause (b) above.

14.5.  If the amount of the Replacement Funding is such that, if the Funding Party were to provide it by way of a subscription for additional Class A Shares at the Funding Fair Market Value the voting interest of the Funding Party in the Company would increase by two or more percentage points (after taking account of the number of Class A Shares which would have been subscribed for by the Funding Party if each of the Shareholders had provided its share of the Original Funding), the Funding Party will provide the Required Funding and the Replacement Funding by way of subscription for additional Class A Shares at the Funding Fair Market Value, and the provisions of Section 14.6 will have effect.

14.6.  If Section 14.4(d) or Section 14.5 applies, then:

  (a)
  if the Funding Party is Miller, the provisions of Sections 19.1(a) and (b) shall apply provided that CBC holds at least fifteen percent (15%) of the number of Class A Shares then issued and outstanding. If at any time, CBC holds less than fifteen percent (15%) of the number of Class A Shares then issued and outstanding, the provisions of Sections 19.1(a) and (b) (but excluding Section 19.1(b)(i)(1)) shall apply; or

  (b)
  if the Funding Party is CBC:

  (i)
  such number of Miller's Class B Shares shall automatically be converted into Class A Shares as is required in order that the voting interests in the Company continue to be held in equal proportions by Miller and CBC;

  (ii)
  if, after conversion of all of Miller's Class B Shares into Class A Shares, Miller's voting interest in the Company is less than fifty percent (50%), then the number of Directors shall be increased by one and CBC shall be entitled to appoint one additional Director;

  (iii)
  if CBC exercises that right then the provisions of Section 19.1(b) shall apply but with all references to CBC replaced by references to Miller and vice versa provided that Miller holds at least fifteen percent (15%) of the number of Class A Shares then issued and outstanding. If at any time, Miller holds less than fifteen percent (15%) of the number of Class A Shares then issued and outstanding, the provisions of Section 19.1(b) (but excluding Section 19.1(b)(i)(1)) shall apply but with all references to CBC replaced with references to Miller and vice versa.

14.7.  The Shareholders shall take all steps required to implement the subscription of additional Shares or the conversion of Shares pursuant to this Section 14, including causing their respective Directors to pass resolutions to increase the authorized capital of the Company and to authorize the Directors to allot and issue Shares.

14.8.  A Non-Funding Party shall not be deemed to be in breach of this Agreement by reason solely of its determination not to fund or its failure to fund.

15.   RELATED PARTY AGREEMENTS.

15.1.  At the first meeting of the Board following the execution of this Agreement, the Directors shall cause the Company to enter into the following agreements as at the date of this Agreement:

  (a)
  the Services Agreements;

  (b)
  the Contract Brewing Agreements; and

  (c)
  the Brand Cooperation Agreement, and the agreements contemplated therein.

15.2.  Any Shareholder may request the CEO to cause, and if the CEO agrees it is in the best interests of the Company, the CEO shall cause, the Company to take appropriate steps to enforce the Brand Cooperation Agreement and any agreement entered into pursuant to it, any Services Agreement, the Contract Brewing Agreements and any other agreement entered into between the Company and a member of the Wider SABMiller Group or a member of the Wider Molson Coors Group.

16.   DISTRIBUTIONS.

16.1.  Monthly Distributions

  (a)
  Subject to the provisions of Section 16.1(b) and Section 16.2, the Company shall, without requirement of any further action by the Board, distribute to the Shareholders pro rata, in accordance with their respective Percentage Interests, all Available Cash accumulated or otherwise available in each calendar month in one or more distributions during such month or within ten (10) days after the end of such month (such distributions, "Monthly Distributions"). To the extent that there are sufficient profits of the Company in the relevant Tax Year, Monthly Distributions shall be paid out of the profits of the Tax Year in which the month prior to which they were made ended. If there are insufficient profits in the relevant Tax Year, Monthly Distributions shall be paid out of undistributed profits (if any) of earlier Tax Years (taking more recent Tax Years first).

  (b)
  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to any Shareholder on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable Law, provided, however that the Company shall instead make such distribution as soon as practicable after such time as making such distribution would not be prohibited by Law, and provided, further, that the Company shall not make any distribution to the extent that, after giving effect to such distribution, the net worth of the Company (i.e., the amount by which the Asset Fair Market Value of the assets of the Company exceeds the liabilities of the Company) would be less than the nominal value of the Shares issued by the Company which shall constitute a separate nondistributable reserve.

  (c)
  For the avoidance of doubt, any distributions by the Company to a Shareholder pursuant to the JV Agreement are in addition to the Monthly Distributions set forth in Section 16.1(a), and shall not be subject to the provisions of Sections 16.1(a) and 16.1(b).

16.2.  Tax Distributions

  (a)
  Notwithstanding Section 16.1(a) above, in the event the Company disposes of a Material Asset contributed by a Shareholder, and as a result of such disposition a Shareholder is allocated a greater share of taxable gain or income in respect of such asset than such Shareholder's Percentage Interest in the Company, then the Company shall distribute to such Shareholder, in addition to any amounts distributed under Section 16.1(a), an amount equal to such Shareholder's Tax liability in respect of such excess share of taxable gain or income (assuming taxation at the maximum combined U.S. federal, state, and local tax rate of forty percent (40%)) (a "Tax Distribution"). A Tax Distribution shall be made as soon as possible following receipt of the proceeds of disposition of the Material Asset by the Company and in any event no later than the due date for the Shareholder's Tax Return (or relevant estimated Tax payment) in the taxable year of such disposition.

  (b)
  The aggregate amount of Tax Distributions pursuant to Section 16.2(a) (with respect to each disposition of a Material Asset) shall be limited to the amount of Available Cash at the time of the Tax Distribution and, in the event that the amount of Available Cash is less than the aggregate amount to be distributed in accordance with Section 16.2(a), the amount of Available Cash shall be distributed to the Shareholders entitled to a such Tax Distribution in proportion to the relative amount that would have been distributable to each such Shareholder in accordance with Section 16.2(a) had there been sufficient Available Cash, provided that any shortfall shall be distributed as soon as possible out of future Available Cash and in priority to other distributions of Available Cash pursuant to Section 16.1(a).

16.3.  Withholding

        With respect to any withholding Tax or other similar Tax liability or obligation to which the Company may be subject as a result of any act or status of any Shareholder or to which the Company becomes subject with respect to any Share, the Company shall cause such amounts to be withheld and to be paid as so required to the appropriate Tax authorities. All amounts withheld on behalf of a Shareholder, plus interest thereon at a rate equal to the Applicable Rate, shall, at the option of the Board, (i) be promptly paid to the Company by the Shareholder on whose behalf such amounts were withheld (such payment not to constitute a Capital Contribution for purposes of this Agreement), or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been paid to such Shareholder (including a Tax Distribution) or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Shareholder pursuant to Section 35.3. Whenever the Board selects option (ii) pursuant to the preceding sentence for repayment of any amounts withheld on behalf of such Shareholder, for all other purposes of this Agreement such Shareholder shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax amounts withheld and interest thereon. Each Shareholder hereby agrees, to the extent permitted by applicable state and federal law, to reimburse the Company for any liability with respect to any amounts withheld in respect of Taxes on behalf of or with respect to such Shareholder.

17.   ALLOCATIONS OF PROFITS AND LOSSES.

17.1.  Allocations of Profits and Losses

        After the application of Sections 17.2 and 17.3 and subject to Sections 17.4(c) and 17.4(e) and so long as no event of dissolution has occurred pursuant to Section 35.2, the Company's Profits and Losses for each Tax Year, or portion thereof, shall be allocated to the Shareholders pro rata in accordance with their respective Percentage Interests, provided, however, that, beginning with the Tax Year in which a dissolution of the Company occurs, Profits (including any Profits arising from adjustments to the Gross Asset Value of the Company's assets) and, if necessary, items of gross income or gain, and Losses (including Losses arising from adjustments to the Gross Asset Value of the Company's assets) and, if necessary, items of deduction or loss, shall be allocated among the Shareholders in such a manner that, after such allocations, the Capital Accounts of all Shareholders are, to the greatest extent possible, equal to and in proportion to the Capital Account Target Balances.

17.2.  Special Allocations.

        The following special allocations shall be made in the following order to the extent items of income, gain, loss, or deductions are available:

  (a)
  Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Section 17, if there is a net decrease in partnership minimum gain (determined in accordance with Treasury Regulation Section 1.704-2(d)(1)) during any Tax Year, each Shareholder shall be specially allocated items of Company income and gain for such Tax Year (and, if necessary, subsequent Tax Years) in an amount equal to such Shareholder's share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulation Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 17.2(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

  (b)
  Partner Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Section 17, if there is a net decrease in partner nonrecourse debt minimum gain (determined in accordance with Treasury Regulation Section 1.704-2(i)(2)) attributable to a partner nonrecourse debt during any Tax Year, each Shareholder who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Tax Year (and, if necessary, subsequent Tax Years) in an amount equal to such Shareholder's share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 17.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

  (c)
  Qualified Income Offset. In the event any Shareholder unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Shareholder as quickly as possible, provided, however, that an allocation pursuant to this Section 17.2(c) shall be made only if and to the extent that such Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 17.2 have been tentatively made as if this Section 17.2(c) were not contained in this Agreement.

  (d)
  Gross Income Allocation. In the event any Shareholder has an Adjusted Capital Account Deficit at the end of any Tax Year which is in excess of the sum of (A) the amount such Shareholder is obligated to restore pursuant to any provision of this Agreement and (B) the amount such Shareholder is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Shareholder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 17.2(d)

    shall be made only if and to the extent that such Shareholder would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Section 17.2 have been made as if Section 17.2(c) and this Section 17.2(d) were not contained in this Agreement. As among the Shareholders having such excess, if there are not sufficient items of income and gain to eliminate all such excesses, such allocations shall be made in proportion to the amount of any such excess.

  (e)
  Loss Limitation. The Losses allocated pursuant to Sections 17.1 and 17.2 (including net Losses created through a gross income allocation) shall not exceed the maximum amount of Losses that can be so allocated without causing any Shareholder to have an Adjusted Capital Account Deficit or an increase in such deficit at the end of any Tax Year. All Losses in excess of the limitations set forth in this Section 17.2(e) shall be allocated to the Shareholders that do not have Adjusted Capital Account Deficits in proportion to their Adjusted Capital Accounts.

  (f)
  Nonrecourse Deductions. Nonrecourse deductions, within the meaning of Treasury Regulation Section 1.704-2(b)(1), for any Tax Year shall be allocated to the Shareholders in accordance with their Percentage Interests.

  (g)
  Partner Nonrecourse Deductions. Partner nonrecourse deductions, within the meaning of Treasury Regulation Section 1.704-2(i)(2), for any Tax Year shall be specially allocated to the Shareholder who bears the economic risk of loss with respect to the partner nonrecourse debt to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

  (h)
  Section 754 Election. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Section 732(d), 734(b), or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Account balances, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and such gain or loss shall be allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

  (i)
  Nonrecourse Debt. Excess nonrecourse liabilities, within the meaning of Treasury Regulation Section 1.752-3(a)(3), shall be allocated among the Shareholders in proportion to such Shareholders' Percentage Interests.

  (j)
  Section 482 Adjustments. If the Company is allowed any deduction by reason of a payment imputed to a Shareholder or Affiliate of a Shareholder under Section 482 of the Code or otherwise, the resulting deduction shall be allocated to such Shareholder, and such Shareholder shall be deemed to contribute an equivalent amount to the Company, resulting in no net change in such Shareholder's Capital Account. If the Company is imputed any income by reason of a payment imputed from a Shareholder or Affiliate of a Shareholder under Section 482 of the Code or otherwise, the resulting income shall be allocated to such Shareholder, and such Shareholder shall be deemed to receive as a distribution an equivalent amount from the Company, resulting in no net change in such Shareholder's Capital Account.

17.3.  Other Allocation Provisions

  (a)
  The allocations set forth in Sections 17.2(a)-(j) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Shareholders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 17.3. Therefore, notwithstanding any other provision of this Section 17 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner the Board reasonably determines is appropriate so that, after such offsetting allocations are made, each Shareholder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Shareholder would have had if the Regulatory Allocations were not contained in this Agreement and all Company items were allocated pursuant to this Section 17 without regard to the Regulatory Allocations. In exercising its discretion under this Section 17.3, the Board shall take into account future Regulatory Allocations under Sections 17.2(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 17.2(f) and (g).

  (b)
  Time of Allocation. Allocations of Profit and Loss and items of gross income shall be made to the Capital Accounts of the Shareholders on at least an annual basis, at the time of any sale of the assets of the Company not in the ordinary course of the business of the Company, at the time that the Gross Asset Values of the Company are adjusted pursuant to clause (b) of the definition of Gross Asset Value hereof, and at such other times as the Board shall determine. For purposes of determining the Profits, Losses, items of gross income, or any other items allocable to any period, Profits, Losses, items of gross income, and any such other items will be determined by the Company on a daily, monthly, or other basis, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

  (c)
  Other Items. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit, and any other allocations not otherwise provided for shall be divided among the Shareholders in the same proportion as they share Profits or Losses, as the case may be, for the year.

17.4.  Tax Allocations

  (a)
  For U.S. federal income tax purposes, except as otherwise provided in Sections 17.4(b), 17.4(e) and 17.4(f), each item of income, gain, loss, and deduction shall be allocated among the Shareholders in the same manner as its corresponding item of book income, gain, loss, or deduction is allocated pursuant to Sections 17.1, 17.2 and 17.3.

  (b)
  In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any asset contributed to the capital of the Company by a Shareholder shall, solely for U.S. federal income tax purposes, be allocated among the Shareholders so as to take account of any variation between the adjusted basis of such asset to the Company for U.S. federal income tax purposes and its initial Gross Asset Value, using the "traditional method with curative allocations" (as described in such Treasury Regulation Section 1.704-3(c)). In the case of any Section 1.752-7 Liability assumed by the Company from a Shareholder, income, gain, loss and deduction with respect to any such Section 1.752-7 Liability shall, solely for U.S. federal income tax purposes, be allocated among the Shareholders using the "traditional method" as defined in Treasury Regulation Section 1.704-3(b), subject to Section 17.4(e).

  (c)
  (i) In the event that the aggregate allocation of depreciation and amortization deductions for U.S. federal income tax purposes with respect to assets contributed by the Shareholders to the Company pursuant to the first sentence of Section 17.4(b), increased or reduced, as the case may be, to take into account the effect of curative allocations of deduction, loss, income, or gain pursuant to such sentence (in aggregate, the "Net Targeted Tax Deductions") would result in the allocation of Net Targeted Tax Deductions to the Shareholders in a ratio that does not correspond to their respective Percentage Interests (the "Target Ratio"), and a Shareholder would have a shortfall in such Net

    Targeted Tax Deductions (as compared to the amount that would have been allocated to such Shareholder if such Net Targeted Tax Deductions were allocated in accordance with the Target Ratio) that is in excess of $5 million in respect of a Tax Year of the Company, a sufficient amount of items of income, gain, deduction, or loss of similar character (to the greatest extent possible for each relevant Tax Year) shall be specially allocated for Code Section 704(b) book and tax purposes among the Shareholders (the "Catchup Allocations") until the Net Targeted Tax Deductions, increased or reduced, as the case may be, by the Catchup Allocations made for Code Section 704(b) tax purposes (in accordance with Sections 17.4(a) and (b)), correspond to the Target Ratio. To the extent reasonably possible and administrable, the Catchup Allocations will consist first of items that do not differ for Code Section 704(b) book and tax purposes.

    (ii)
    For the avoidance of doubt, no allocation of any item of income, gain, loss, or deduction with respect to any Section 1.752-7 Liability will be governed by this Section17.4(c).

    (iii)
    Schedule 5 includes an allocation example that is intended to illustrate the mechanics of the allocations set forth in the Section 17.4(c).

  (d)
  For purposes of determining the nature (as ordinary or capital and, if capital, the applicable rate) of certain items of income and gain allocated among the Shareholders for U.S. federal income tax purposes pursuant to this Section 17.4, any items of income and gain required to be recognized as ordinary income under Section 1245 or as "unrecaptured section 1250 gain" (as defined in Code Section 1(h)), shall be allocated among the Shareholders, to the extent possible, in the same proportion that the Shareholders were allocated and claimed the tax depreciation deductions or basis deductions, directly or indirectly, giving rise to such treatment under Code Sections 1(h) and 1245.

  (e)
  Allocation of Section 1.752-7 Liabilities.

  (i)
  The amount of any Section 1.752-7 Liability (the "Section 1.752-7 Liability Amount") shall be the present value of such liability immediately after its assumption by the Company, taking into account the Estimated Section 1.752-7 Liability Amounts and calculated on the same assumptions and using the same methodology as were used in calculating the Estimated Section 1.752-7 Liability Amounts, and shall be reflected by class on the Capital Account Schedule; provided, however, that the values of Section 1.752-7 Liabilities for IFRS financial statement purposes shall be treated as the present values of such liabilities (subject to the requirements in the first clause of this sentence regarding the calculation assumptions and methodology with respect to the Estimated Section 1.752-7 Liability Amounts) unless there is specific evidence of a more accurate value or the use of the financial statement value would be manifestly contrary to Law. The Parties agree that the pension and retiree benefit obligations of Molson Coors and its Subsidiaries and of Miller and its Subsidiaries, respectively, that are being assumed by the Company shall be reflected on the Capital Account Schedule as a single class and be treated for the purposes of this Section 17.4(e) as a single class of Section 1.752-7 Liabilities, and that the De Minimis Section 1.752-7 Liabilities that are being assumed by the Company shall be reflected on the Capital Account Schedule as a single class and be treated for the purposes of this Section 17.4(e) as a single class of Section 1.752-7 Liabilities.

  (ii)
  With respect to each class of Section 1.752-7 Liabilities reflected on the Capital Account Schedule, any deductions allowable for U.S. federal income tax purposes in respect of such class shall be allocated first to the Shareholders in proportion to such Section 1.752-7 Liabilities as reflected on the Capital Account Schedule for such class assumed from such Shareholders (or their Affiliates), at such time or times as such deductions arise, until such Shareholders have been allocated for U.S. federal income tax purposes deductions equal to the Section 1.752-7 Liability Amounts with respect to the Section 1.752-7 Liabilities for such class assumed from such Shareholders (or their Affiliates).

    (iii)
    Thereafter, any deductions allowable for U.S. federal income tax purposes in respect of each class of Designated Section 1.752-7 Liabilities shall be allocated to the Shareholders, together with corresponding amounts of liabilities for book purposes, in proportion to such Designated Section 1.752-7 Liabilities as reflected on the Capital Account Schedule for such class assumed from such Shareholders (or their Affiliates), at such time or times as such deductions arise, until the total present value of deductions for such class allocated for U.S. federal income tax purposes to such Shareholders under this Section 17.4(e)(iii) and Section 17.4(e)(ii), discounted back to the time that such Designated Section 1.752-7 Liabilities were assumed by the Company using a discount rate equal to six percent (6%) per annum, are equal to the total Section 1.752-7 Liability Amounts with respect to the Designated Section 1.752-7 Liabilities for such class assumed from such Shareholders (or their Affiliates).

    (iv)
    Any additional deductions allowable for U.S. federal income tax purposes and book purposes in respect of a Section 1.752-7 Liability not governed by Section 17.4(e)(ii) or Section 17.4(e)(iii) shall be allocated among the Shareholders based on their respective Percentage Interests.

    (v)
    In the event that there is a decrease of a Section 1.752-7 Liability Amount that is reflected in the Capital Accounts of the Shareholders and that is treated as an item of income under Treasury Regulation Section 1.752-7(c)(1)(ii), such item of income shall be allocated to the Shareholder from whom such Section 1.752-7 Liability was assumed.

    (vi)
    Schedule 6 includes an allocation example that is intended to illustrate the mechanics of the allocations set forth in this Section 17.4(e).

  (f)
  Allocation of Deductions Related to Equity Awards.

  (i)
  Notwithstanding anything to the contrary herein, (i) all allowable deductions or other expenses in respect of any Equity Award held by a Transferring CBC Employee and not paid, issued or settled directly by or on behalf of the Company or its Affiliates (provided, that for purposes of this Section 17.4(f), the Company shall not be considered an "Affiliate" of any Shareholder) shall be allocated for book and all applicable Tax purposes to CBC; and (ii) all allowable deductions or other expenses in respect of any Equity Award held by a Transferring Miller Employee and not paid, issued or settled directly by or on behalf of the Company or its Affiliates (provided, that for purposes of this Section 17.4(f), the Company shall not be considered an "Affiliate" of any Shareholder) shall be allocated for book and all applicable Tax purposes to Miller. In this Section 17.4(f), "Transferring CBC Employee" and "Transferring Miller Employee" shall have the meaning given to them in the JV Agreement.

  (ii)
  The Shareholder to whom a deduction is allocated pursuant to Section 17.4(f)(i) shall be treated as having made a Capital Contribution to the Company immediately prior to the time at which the deduction arises, in an amount equal to the deduction so allocated to such Shareholder.

17.5.  Interpretation Consistent With Regulations

  (a)
  The provisions of this Section 17 (and other related provisions in this Agreement) pertaining to the allocation of items of Company income, gain, loss, deductions, and credits are intended to comply with the Treasury Regulations and shall be interpreted consistently therewith.

  (b)
  All elections, decisions, and other matters concerning the allocation of Company income, gain, loss, deductions, and credits among the Shareholders, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board in good faith. Such determination made in good faith by the Board, shall, absent manifest error, be final and conclusive as to the Shareholders.

18.   CAPITAL STRUCTURE AND PRE-EMPTIVE RIGHTS.

18.1.  Non-voting interests

  (a)
  The Class B Shares will:

  (i)
  not carry a vote (and holders of such, in their capacities as Class B Shareholders, shall not be entitled to vote with respect to any matter relating to the Company, whether such voting right would otherwise exist or arise under the Delaware Act, at law, in equity or otherwise); and

  (ii)
  rank equally with the Class A Shares in relation to all other rights, including all rights relating to distributions, return of capital and liquidation.

  (b)
  Miller's Class B Shares shall be converted into Class A Shares upon a Change of Control of CBC pursuant to Section 19.1 or upon a failure to fund by CBC in accordance with Section 14 or upon a purchase by Miller of all (but not some only) of Molson Coors's Shares, but not otherwise.

18.2.  Exit provisions

  (a)
  Except as permitted by this Section 18.2 or with the prior written consent of all the other Shareholders, no Shareholder may Transfer any Shares or any legal or beneficial interest in any Shares during the Non-Transfer Period.

  (b)
  Notwithstanding any provisions of this Agreement any Transfer of any Shares by a Shareholder (the "Original Transferor") to any Wholly Owned Affiliate of the Original Transferor (the "Transferee") is permitted provided that:

  (i)
  the Original Transferor shall guarantee to the other Shareholders that the obligations of the Transferee shall be met and that such Transferee shall not, while a Shareholder, be put into receivership or liquidation; and

  (ii)
  if the Transferee ceases to be a Wholly Owned Affiliate of the Original Transferor or if the beneficial or economic interest in the Shares cease to be owned by a Wholly Owned Affiliate, the Transferee shall:

  (1)
  notify the Board in writing that such event has occurred; and

  (2)
  be bound to transfer the Shares back to the Original Transferor or to another Wholly Owned Affiliate of the Original Transferor.

  (c)
  Except where express provision to the contrary is made in this Agreement, the Parties shall procure that any transferee of or subscriber for Shares in the Company (whether an Affiliate of any Shareholder or not) and the ultimate Holding Company of such transferee or subscriber shall, prior to any Transfer or issue to it taking effect, have entered into a counterpart to this Agreement (with such changes as shall be agreed by the Parties) and, provided that such transfer or subscription is not otherwise prohibited by this Agreement, each Party to this Agreement shall enter into such an agreement whenever requested to do so by any other Party to this Agreement. In connection with any Transfer of or subscription for Shares in the Company made pursuant to the requirements of this Agreement, the transferee of or subscriber for such Shares shall be admitted as a Shareholder with respect to such Shares when such person is listed on the Capital Account Schedule and upon compliance with the requirements of Section 3.1.

18.3.  After the expiration of the Non-Transfer Period, if a Shareholder (the "Selling Shareholder") proposes to sell all (it being understood that no Shareholder may sell less than all) of its Shares (the "Sale Shares") it shall give notice in writing of that fact (a "Sale Notice"), specifying the price at which it wishes to sell the Sale Shares (the "Sale Price") to the other Shareholder for cash. The Sale Notice must be in respect of all the Shares held by the Selling Shareholder. The recipient of the Sale Notice is referred to as a "Non-Selling Shareholder." The Selling Shareholder must give a Sale Notice to the Non-Selling Shareholder and complete the process set out in Sections 18.4 and 18.5 before contacting any potential purchaser (whether contact will be made by it or on its behalf).

18.4.  The Sale Notice shall invite the Non-Selling Shareholder to offer in writing (an "Offer Notice") to purchase the Sale Shares for cash at the Sale Price within 20 Business Days following delivery of the Sale Notice (the "Offer Period"). The Offer Notice must be in respect of all the Sale Shares and shall specify any conditions which the Non-Selling Shareholder considers are necessary or desirable to be satisfied in order for the purchase of the Sale Shares by the Non-Selling Shareholder to be completed.

18.5.  If an Offer Notice is received by the Selling Shareholder during the Offer Period it must accept the offer contained in the Offer Notice by notice in writing to the Non-Selling Shareholder unless it reasonably determines that any conditions set out in the Offer Notice are not likely to be satisfied within a nine-month period.

18.6.  If the Non-Selling Shareholder elects to purchase the Sale Shares it shall use its reasonable best efforts (including the provision of such information as may reasonably be required by any Governmental Authority) to obtain as soon as practicable any shareholder approval or Regulatory Approval and to satisfy any other condition which is set out in the Offer Notice and which has not already been obtained for the acquisition of the Sale Shares within nine months of acceptance by the Selling Shareholder or such longer period as may be agreed between the Selling Shareholder and the Non-Selling Shareholder unless a required approval has been finally denied (and during any such extended period the Non-Selling Shareholder's obligation to use its best efforts to satisfy such conditions shall survive).

18.7.  The Non-Selling Shareholder shall notify the Selling Shareholder and the Company in writing when all such approvals have been obtained and other conditions satisfied or, if it has so determined, that no such approvals are required (an "Approval Notice"). If any shareholder approval, Regulatory Approval or other condition which is set out in the Offer Notice is not obtained or satisfied within nine months or if any relevant Governmental Authority conclusively refuses to grant any such Regulatory Approval prior to the expiration of such period other than as a result of the failure of the Non-Selling Shareholder to use its reasonable best efforts to cooperate in obtaining such approval or satisfying such condition, then:

  (a)
  the transfer of the Sale Shares shall not proceed; and

  (b)
  the right of the Non-Selling Shareholder to acquire the Sale Shares and the Offer Notice shall cease to have effect.

18.8.  If:

  (a)
  no Offer Notice is received by the Selling Shareholder during the Offer Period; or

  (b)
  if an Offer Notice is received but the Offer Notice ceases to have effect as contemplated in Section 18.7,

  the Selling Shareholder shall be entitled to transfer the Sale Shares in accordance with Sections 18.9 and 18.10 or to request the Non-Selling Shareholder to consider an IPO in accordance with Section 18.11.

18.9.  The Selling Shareholder shall then be entitled to proceed to sell the Sale Shares to a third party for cash (the "Proposed Purchaser") provided that:

  (a)
  the cash price at which the Sale Shares are proposed to be transferred or are transferred to the Proposed Purchaser shall not be less than the Sale Price;

  (b)
  prior to entering into an agreement with the Proposed Purchaser for the Sale Shares, the Selling Shareholder must notify in writing the Non-Selling Shareholder of the following:

  (i)
  the identity of the Proposed Purchaser;

  (ii)
  the price at which the Proposed Purchaser has agreed to acquire the Sale Shares; and

  (iii)
  all other financial terms and any other material terms and conditions of the proposed sale to the Proposed Purchaser (including the proposed form of all related agreements, annexes, schedules and related documentation),

    (the "Third Party Sale Notice"); and

  (c)
  prior to entering into a binding agreement with the Proposed Purchaser for the Sale Shares, the Selling Shareholder must follow the process set out in Section 18.10.

18.10.  On receipt of the Third Party Sale Notice, the Non-Selling Shareholder may offer in writing, within twenty (20) Business Days of receipt of the Third Party Sale Notice, to the Selling Shareholder to acquire the Sale Shares at a price which is at least five percent more than the price specified in the Third Party Sale Notice (the "Last Offer Notice"). If a Last Offer Notice is received by the Selling Shareholder it must accept the offer contained in the Last Offer Notice unless it reasonably determines that any conditions set out in the Last Offer Notice are not likely to be satisfied within a nine-month period. If the Last Offer Notice is accepted, the provisions of Sections 18.6 and 18.7 shall apply with the replacement of "Last Offer Notice" for "Offer Notice" each time it appears. If a Last Offer Notice has not been received or has not been accepted in accordance with the immediately preceding sentence or has ceased to have effect pursuant to Section 18.7, the Selling Shareholder shall be entitled to enter into an agreement with the Proposed Purchaser within forty (40) Business Days thereafter to transfer the Sale Shares to the Proposed Purchaser for a price not less than that specified in the Third Party Sale Notice and on the other terms and conditions in the Third Party Sale Notice and to consummate the sale on that basis.

18.11.  IPO

        The Selling Shareholder may by notice in writing to the Non-Selling Shareholder (with a copy to all other parties) request the Non-Selling Shareholder to consider an IPO. If the Shareholders agree to implement an IPO, they shall use all commercially reasonable efforts to facilitate and implement an IPO in the manner agreed between the Shareholders.

18.12.  Restrictions on Transfer

        In order to permit the Company to qualify for the benefit of a "safe harbor" under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Share or economic interest shall be permitted or recognized by the Company or the Board (within the meaning of Treasury Regulation Section 1.7704-1(d)) if and to the extent that such Transfer would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)).

18.13.  Transfer Fees and Expenses

        The transferor and transferee of any Shares or other interest in the Company, but only the transferor in an IPO, shall be jointly and severally obligated to pay any transfer taxes and to reimburse the Company for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

18.14.  Void Transfers

        Any Transfer by any Shareholder of any Shares or other interest in the Company in contravention or violation of this Agreement or which would cause the Company to not be treated as a partnership for U.S. federal income tax purposes shall be null and void ab initio and of no force or effect and shall not bind or be recognized by the Company or any other Party. No purported assignee of any Shares or other interests in the Company in contravention or violation of this Agreement shall have any rights hereunder or under the Delaware Act, including any right to any Profits, Losses or distributions of the Company, to appoint Directors or to have any other rights in the management of the Company.

19.   CHANGE OF CONTROL.

19.1.  Subject to Section 19.3, in the event of a Change of Control of CBC:

  (a)
  CBC shall notify Miller of such Change of Control as promptly as practicable upon it taking effect, and Miller will have the right, within 60 days of CBC's notification to Miller of such Change of Control taking effect, to convert its Class B Shares into Class A Shares and, if it does so, the number of Directors shall be increased by one and Miller shall be entitled to appoint one additional Director to the Board; and

  (b)
  if Miller exercises that right, notwithstanding any other provision of this Agreement (other than Section 19.3), the provisions of Sections 5, 6 and 9 shall be amended as follows:

  (i)
  Sections 5.5(d) and (e) shall cease to apply and all decisions of the Board shall be determined by majority vote (including the affirmative vote of at least two Miller Directors) and the quorum for Board meetings will be a majority of the Directors (including at least two Miller Directors), provided that the affirmative vote of at least three CBC Directors will also be required to approve:

  (1)
  any of the matters described in Sections 9.1(f), 9.1(p), 9.1(s) and 9.1(t) (except in each case insofar as such matters have already been approved by the Board in accordance with Section 5.5(e));

  (2)
  any amendment to or waiver of any provision of this Agreement, including any change to the number of Directors constituting the Board (other than as provided in Section 19.1(a));

  (3)
  the issue of any equity interests, or securities convertible into or exchangeable for equity interests, by the Company or any Subsidiary to any entity which is not at Fair Market Value and in which CBC is not offered the opportunity to participate on a pro rata basis, or the redemption or repurchase of such interests which is not at Fair Market Value and in which CBC is not offered the opportunity to participate on a pro rata basis;

      (4)
      any change with respect to the tax status of the Company;

      (5)
      instituting proceedings to have the Company adjudicated bankrupt or insolvent (or consenting thereto);

      (6)
      any transaction by the Company to merge or consolidate with and into another person, or any transaction or series of related transactions to sell, transfer, assign, convey or otherwise dispose of all or substantially all the assets or rights of the Company to another person (other than a transaction or series of transactions which results in the Shareholders having the same proportionate economic interests in such other person as they had in the Company immediately beforehand);

      (7)
      any additional capital contribution that is not either:

      (A)
      consistent in timing and amount with the Annual Operating Plan; or

      (B)
      one in which both CBC and Miller are requested by the Board to participate, with commercially reasonable advance notice, on a pro rata basis in proportion to their respective holding of Shares in the Company; and

      (8)
      any proposal to liquidate or dissolve the Company (subject to Section 18-802 of the Delaware Act);

    (ii)
    if:

    (1)
    the person acquiring Control of CBC (the "Acquirer") has an existing controlling interest in a beer or beverage business in the United States which has a Market Share of four percent (4%) or more of the total U.S. beer market by volume ("Existing Business"); and

    (2)
    the Acquirer has offered the Existing Business to the Company at the Existing Business Price in accordance with Sections 19.5 and 19.6 (and, such offer having been accepted, has executed a definitive agreement on terms reasonably satisfactory to the Company and complied with its obligations thereunder);

      then in addition to the rights set out in Section 19.1(b)(i), the affirmative vote of at least three CBC Directors will be required in order to approve the matters described in Section 9.1(b) insofar as they relate to the Annual Operating Plan, but not insofar as they relate to any items of capital expenditure, provided, however that if:

      (3)
      the Acquirer does not offer the Existing Business to the Company at the Existing Business Price in accordance with Sections 19.5 to 19.10 (or, such offer having been made and accepted by the Company, does not execute a definitive agreement on terms reasonably satisfactory to the Company to effect such sale and comply with its obligations thereunder); or

      (4)
      (A) the Acquirer does offer the Existing Business to the Company at the Existing Business Price in accordance with Sections 19.5 and 19.6 but the Company does not acquire the Existing Business as a result of a legal impediment or inability to obtain Regulatory Approval referred to in Section 19.8, (B) the Acquirer does not enter into sales, marketing and distribution arrangements as contemplated in Section 19.8 (either as a result of the legal impediment or inability to obtain Regulatory Approval referred to in Section 19.8 or as a result of the Acquirer's unwillingness to enter into such arrangements), and (C) the Acquirer does not dispose of its entire interest in the Existing Business to an unrelated third party within six months, plus such reasonable time as is necessary to obtain any required Regulatory Approval, of the legal impediment arising or the inability to obtain Regulatory Approval referred to in Section 19.8, then the affirmative vote of at least three CBC Directors will be required to approve the matters set out in Section 19.1(b)(i) but no other matters;

    (iii)
    in addition to the provisions set out in Section 19.1(b)(i), the affirmative vote of at least three CBC Directors will be required in order to approve the matters described in Section 9.1(c) but only if and for so long as Coors Light has a Market Share of two percent (2%) or more of the total Canadian beer market by volume;

    (iv)
    Miller shall be entitled at all times to appoint the Chairman with CBC being entitled at all times to appoint the Vice Chairman;

    (v)
    the number of Directors on each of the Audit Committee, Compensation Committee and Ethics, Compliance and Corporate Responsibility Committee shall be increased by one and Miller shall be entitled to appoint an additional nominee to each of such Committees and shall at all times be entitled to appoint the chairman of each of those Committees;

    (vi)
    the appointment and removal of the CEO shall become a matter for the Board without regard to Section 7; and

    (vii)
    Section 9 shall cease to apply.

19.2.  Subject to Section 19.3, in the event of a Change of Control of Miller:

  (a)
  Miller shall notify CBC of such Change of Control as promptly as practicable upon it taking effect, and CBC will be entitled to acquire from Miller, by notice in writing to Miller given within 60 days of Miller's notification to CBC of such Change of Control taking effect, for cash, such number of Class B Shares held by Miller as would increase CBC's ownership of the Class B Shares to fifty percent (50%), at a price which represents Fair Market Value as determined in accordance with Section 19.4 (provided that if such Fair Market Value is greater than an amount equal to 24.99% of SABMiller's market capitalization at the time less the value attributable, as at the date of this Agreement, to the business contributed by Miller to the Company pursuant to the JV Agreement (the "Class 1 Amount"), then the disposition by Miller of Class B Shares shall be subject to SABMiller shareholder approval, and if such approval is not obtained within three months of CBC giving notice in writing to Miller that it wishes to acquire such Class B Shares, then the price for the Class B Shares shall be the Class 1 Amount);

  (b)
  if CBC exercises that right and closes on such purchase of Class B Shares, then:

  (i)
  the provisions of Sections 7.2(d) and (e) (so far as still applicable) shall be amended such that all references to CBC shall be replaced by references to Miller and all references to Miller shall be replaced by references to CBC; and

  (ii)
  the Audit Committee Charter, the Compensation Committee Charter and the Ethics, Compliance and Corporate Responsibility Committee Charter shall be amended to provide that CBC shall be entitled to appoint the Chairmen of the Audit Committee, the Compensation Committee and the Ethics, Compliance and Corporate Responsibility Committee; and

    (iii)
    CBC shall have the right to require Miller to cause that the Miller Directors vote in favor of any Board resolution to appoint a person nominated by CBC as the CEO and to remove the existing CEO, provided that nothing herein shall limit the CEO's rights or remedies under any employment agreement, including with respect to the term of employment.

19.3.  Section 19.1 will not apply if Miller has previously been the subject of a Change of Control and CBC has exercised its right under Section 19.2(a). Section 19.2 will not apply if CBC has previously been the subject of a Change of Control and Miller has exercised its right under Section 19.1(a).

19.4.  For the purposes of Section 19.2(a) the Fair Market Value of the Class B Shares shall be determined by an Independent Investment Bank in accordance with the criteria set forth on Schedule 4, the cost of which shall be borne by the Company.

19.5.  Within twenty (20) Business Days following a Change of Control of CBC, any Acquirer who has an Existing Business may offer the Existing Business to the Company for cash at its good faith estimate of the fair market value of the Existing Business. Unless the Miller Directors disagree with the Acquirer's estimate of the fair market value of the Existing Business within ten (10) Business Days, such estimate shall be the "Existing Business Price".

19.6.  If the Miller Directors disagree with the Acquirer's estimate of the Existing Business Price, the Board shall appoint two independent investment banks of international repute (one of which shall appointed by each Shareholder) to opine as to the appropriate price for the Existing Business. Molson Coors and CBC shall use their commercially reasonable best efforts to cause the Acquirer to cooperate with the banks in their valuation process and shall share any relevant materials it has regarding valuation with the banks (but not the other Shareholder). If the difference between the two valuations is no more than ten percent (10%) of the higher valuation, the Existing Business Price shall be the average of the two valuations. If the difference is more than ten percent (10%) of the higher valuation, then the Board (or, if the Board (acting in good faith) cannot agree, the CEO) shall appoint a third independent investment bank of international repute to determine which of the two valuations is more appropriate and the valuation determined by such third investment bank shall be the Existing Business Price.

19.7.  Subject to Section 19.8, the Company shall be obligated to acquire the Existing Business at the Existing Business Price.

19.8.  In the event that (i) there is a legal impediment to the Company acquiring the Existing Business, such as a contractual restriction on such transfer, or (ii) the Board approves the acquisition of the Existing Business but after having used commercially reasonable efforts to obtain any necessary Regulatory Approval, such Regulatory Approval is not forthcoming or is forthcoming on terms not reasonably acceptable to the Board, the Company shall not be obligated to acquire the Existing Business but shall, if the Acquirer is willing to do so:

    (a)
    enter into agreements for the sales, marketing and distribution of the brands of the Existing Business in the United States through the MillerCoors Group on an arm's-length basis on cost-plus and other terms to be agreed between the Acquirer and the Company; and

    (b)
    treat the relevant brands as an integral part of the MillerCoors Group's brand portfolio.

19.9.  If, due to the legal impediment or inability to obtain Regulatory Approval referred to above, it is not possible to put in place the arrangements referred to in Section 19.8, then the Company shall not be obligated to enter into such arrangements and Section 19.1(b)(ii) shall apply.

19.10.  Any acquisition by the Company pursuant to this Section 19 shall be funded by debt to the extent consistent with the Company's debt policy at the relevant time. Any additional financing required to fund the acquisition cost of an Existing Business shall be provided by the Shareholders in proportion to their holdings of Shares and Sections 13 and 14 shall apply to such funding.

20.   NON-COMPETE AND NON-SOLICITATION.

20.1.  Subject to Section 21, except as contemplated by this Agreement, the Brand Cooperation Agreement or the Contract Brewing Agreements, each Party undertakes that until such Party's Group no longer owns any Shares, it will not (and shall cause the members of its Group not to) whether as principal, agent, partner, representative, shareholder, consultant, advisor, financier or in any other capacity, directly or indirectly, be associated or concerned with or interested or engaged in or by any firm, business, company or other association of persons involved directly or indirectly in the manufacture, distribution, marketing or sale of (i) Beer in the Territory or (ii) other beverages in the Territory using any Trademark including the word "Miller" or "Coors", without the consent of the CEO, which consent shall not be unreasonably withheld.

20.2.  Subject to Section 20.3, each Shareholder undertakes that until either Party's Group no longer owns any Shares, it will not (and shall cause the members of its Group and the members of the MillerCoors Group not to) solicit for employment or employ any person who is an employee of the MillerCoors Group or an employee of the other Shareholder's Group having regular responsibility for or interaction with the Company or who has resigned from his or her position as an employee of the MillerCoors Group or such an employee of the other Shareholder's Group in the previous 12 months, except with the written approval of the Company, SABMiller or Molson Coors, as the case may be (such approval not to be unreasonably withheld or delayed).

20.3.  Section 20.2 shall not prevent the employment of any person who:

  (a)
  responds to any public recruitment advertisement placed by or on behalf of any Party's Group; or

  (b)
  has, prior to the date hereof, entered into employment discussions with the relevant Party (or any member of the relevant Party's Group) or contacted the relevant Party (or any member of the relevant Party's Group) to initiate such discussions (provided that such discussions or action to initiate such discussions are not in breach of the Confidentiality Agreement); or

  (c)
  any employee who has sought employment with the relevant member of the Shareholder's Group on his or her own initiative.

20.4.  For the purposes of Sections 20.2 and 20.3, references to the employment of any person shall include the engagement of such person or any related entity in the capacity of consultant or independent contractor or any similar capacity and references to soliciting for employment shall be construed accordingly.

21.   INTERNATIONAL ACQUISITIONS.

21.1.  Notwithstanding Section 20, either Shareholder or its Affiliates (the "Acquiring Party") may acquire a Beer business which would, but for the provisions of this Section 21, amount to a breach of the undertaking in Section 20.1 (such portion of the acquisition that so competes, the "Competing Business") as part of a larger acquisition which is not made with the sole or main purpose of acquiring the Competing Business, provided that:

  (a)
  the gross sales of the Competing Business in the last financial year of that Competing Business is not greater than forty-nine percent (49%) of the gross sales in the same period of the total businesses so acquired; and

  (b)
  within twenty (20) Business Days following the signing of a definitive agreement to acquire the Competing Business, the Acquiring Party shall offer the Competing Business to the Company for cash at its good faith estimate of the "Implied Acquisition Price," which shall be equal to the fair market value of the Competing Business taking into account the price paid by the Acquiring Party for the entire business.

21.2.  If those members of the Board who are not appointed by the Acquiring Party disagree with the Acquiring Party's estimate of the Implied Acquisition Price, the Board shall appoint two independent investment banks of international repute (one of which shall be the bank which advised the Acquiring Party on the initial acquisition or, if none, shall be appointed by the Acquiring Party's Directors, and the other shall be appointed by the other Shareholder) to opine as to the appropriate price for the Competing Business. The Acquiring Party shall cooperate with the banks in their valuation process and shall share any relevant materials it has regarding valuation with the banks (but not the other Shareholder). If the difference between the two valuations is no more than ten percent (10%) of the higher valuation, the price to be paid by the Company for the Competing Business (the "Valued Price") shall be the average of the two valuations. If the difference is more than ten percent (10%) of the higher valuation, then the Board (or, if the Board cannot agree, the CEO) shall appoint a third independent investment bank of international repute to determine which of the two valuations is more appropriate. The Implied Acquisition Price, if accepted by those members of the Board who are not nominated by the Acquiring Party, or such determination of the Valued Price by the relevant independent investment bank, shall be final and shall be deemed to be the "Final Price" for the purposes of Section 21.3.

21.3.  Subject to Sections 21.4 and 21.5, the Company shall be obligated to acquire, and the Acquiring Party shall be obligated to sell, the Competing Business at the Final Price.

21.4.  In the event that (i) there is a legal impediment to the Company acquiring the Competing Business, such as a contractual restriction on such transfer, which cannot be eliminated through the use of commercially reasonable efforts or (ii) the Board approves the acquisition of the Competing Business but after having used commercially reasonable efforts to obtain any necessary Regulatory Approval, such Regulatory Approval is not forthcoming or is forthcoming on terms not reasonably acceptable to the Directors appointed by the Shareholder who is not (or whose Affiliate is not) the Acquiring Party, the Acquiring Party shall be entitled to retain ownership of the Competing Business provided that:

  (a)
  the Acquiring Party and the Company shall enter into agreements for the sales, marketing and distribution of the brands of the Competing Business in the United States through the MillerCoors Group on an arm's-length basis on cost-plus and other terms to be agreed between the Acquiring Party and the Company; and

  (b)
  the Company shall treat the relevant brands as an integral part of the MillerCoors Group's brand portfolio.

21.5.  If, due to the legal impediment or inability to obtain Regulatory Approval referred to above, it is not possible to put in place the arrangements referred to in Section 21.4, then the Acquiring Party shall dispose of the Competing Business within the following six months plus such reasonable period of time as is necessary to obtain any required Regulatory Approval, at a price to be determined by the Acquiring Party.

21.6.  Any acquisition by the Company pursuant to this Section 21 shall be funded by debt to the extent consistent with the Company's debt policy at the relevant time. Any additional financing required to fund the acquisition cost of a Competing Business shall be provided by the Shareholders in proportion to their holdings of Shares and Sections 13 and 14 shall apply to such funding.

21.7.  If the Acquiring Party is an Affiliate of a Shareholder a reference in this Section 21 to obligations of the Acquiring Party shall be construed as obligations of the relevant Shareholder to cause the Acquiring Party to perform such obligations.

22.   RELATED PARTY TRANSACTIONS.

22.1.  All transactions between members of the Molson Coors Group or the SABMiller Group, on the one hand, and members of the MillerCoors Group, on the other hand, shall be entered into on an arm's-length basis and on terms which are customary for transactions of that nature between unrelated third parties.

22.2.  Where the Company requires goods or services which can be provided by one of the Shareholders to the required standard and on terms which are at least as favorable as those available from independent third parties, the Company shall (subject always to Board approval) obtain such goods or services from the relevant Shareholder.

22.3.  The CEO and other members of the Executive Committee will discuss with the Shareholders whether it is in the best interests of the Group to share services with one or both of the Shareholders, including through the establishment of a shared services center between the Shareholders and members of the MillerCoors Group. If the CEO (after consultation with the other members of the Executive Committee) determines that it would be in the best interests of the Group to enter into such a shared service arrangement with one or both Shareholders, the

Shareholders will procure that the Company and the relevant Shareholder enters into such a shared services arrangement on arm's-length terms (such terms to be subject to Board approval).

22.4.  For the purposes of this Agreement, licensing and related arrangements between the Company and the Shareholders (including the Brand Cooperation Agreement and any agreement entered into pursuant to it, any Services Agreement or a Contract Brewing Agreement) will not be treated as related party.

23.   TERMINATION.

23.1.  Either Shareholder will be entitled to dissolve the Company:

  (a)
  in the event that an Insolvency Event occurs in relation to the other Shareholder (or any Holding Company of that Shareholder); or

  (b)
  if the other Shareholder (or its Ultimate Holding Company) is the subject of a criminal indictment in the U.S., the United Kingdom or, in the case of Molson Coors, Canada, and the existence of such indictment has had, or would reasonably be expected to have, directly or indirectly, a material adverse effect on the business, condition or results of operations of the relevant Shareholder's Group, taken as a whole; or

  (c)
  if the other Shareholder agrees.

23.2.  Prior to dissolving the Company pursuant to Section 23.1(a) or Section 23.1(b), the Shareholder having the right to dissolve the Company pursuant to Section 23.1 shall be entitled to acquire the entire interest of the other Shareholder in the Company at a price per Share which represents Fair Market Value as determined by Section 23.3.

23.3.  The price per Share shall be the Fair Market Value determined by an Independent Investment Bank, the costs of which are to be borne by the Company.

24.   STANDSTILL.

24.1.  SABMiller and Molson Coors agree that, for a period of ten years from the date of this Agreement, such Party will not (and will not assist, or provide or arrange financing to or for, others in order to), directly or indirectly, acting alone or in concert with others, unless specifically invited on an unsolicited basis in advance by SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller):

  (a)
  acquire or agree, offer, seek or propose to acquire (or request permission to do so) ownership (including beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the assets (other than in the ordinary course of business) or businesses of SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller) or any securities issued by SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller), or any option or other right to acquire such ownership (including from a third party);

  (b)
  seek or propose to influence or control the management or the policies of SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller) or to obtain representation on the board of directors (or any committee of the board of directors) of SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller), or solicit or participate in the solicitation of any proxies or consents with respect to any securities of SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller);

  (c)
  seek or propose to have called, or cause to be called, any meeting of stockholders of either SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller);

  (d)
  enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing;

  (e)
  advise, assist, encourage, act as a financing source for or otherwise invest in any other person in connection with any of the foregoing activities;

  (f)
  propose or seek to propose any business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller);

  (g)
  publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing; or

  (h)
  seek to have SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller) amend or waive any provision of this Section 24.1 other than voluntarily.

        SABMiller and Molson Coors further agree that, during the period referred to in the first sentence of this Section, it will not, without the written consent of SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller), take any initiative or other action with respect to a transaction with or involving SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller) that is reasonably likely to require SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller) to make a public announcement regarding (i) such initiative or other action, (ii) any of the activities, events or circumstances referred to in the preceding sentences of this Section, (iii) the possibility of a Change of Control transaction or the pursuit of any strategic alternative by SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller) or (iv) the possibility of SABMiller (in the case of Molson Coors) or Molson Coors (in the case of SABMiller) or any other person acquiring control of Molson Coors (in the case of SABMiller) or SABMiller (in the case of Molson Coors), whether by means of a business combination or otherwise.

        Each of SABMiller and Molson Coors represents to Molson Coors and SABMiller, respectively, that neither it nor any of its Affiliates (other than (i) individuals in their individual accounts, (ii) in an Employee Benefit Plan or (iii) otherwise in de minimis amounts), owns (including beneficial ownership as defined in Rule 13d-3 under the Exchange Act) any securities of Molson Coors (in the case of SABMiller) and SABMiller (in the case of Molson Coors) at the date of this Agreement.

24.2.  Exceptions

        Notwithstanding anything in Section 24.1 to the contrary it shall not be a breach of Section 24.1 for either SABMiller or Molson Coors (or their respective representatives) to hold conversations with the management or directors of Molson Coors or SABMiller, respectively, (or its representatives), regarding the possibility of a transaction of a type described in Section 24.1, so long as it does not make any public announcement with respect thereto.

24.3.  Information

        Molson Coors will inform SABMiller if:

  (a)
  there is a decision by its board of directors (or any committee thereof) to authorize discussions with third parties generally or any particular third party with respect to a potential Change of Control of Molson Coors; or

  (b)
  any of its directors or executive officers or any Family Shareholders hold, or authorize any representative to hold, discussions with any third party regarding a potential Change of Control of Molson Coors and, as a result thereof, Molson Coors enters into a confidentiality or other binding agreement (including a binding agreement to negotiate in good faith) with respect thereto; or

  (c)
  any third party makes publicly or to Molson Coors or to any of the Family Shareholders a bona fide offer or proposal, or expresses an interest to Molson Coors or the Family Shareholders in publicly offering or proposing to effect a potential Change of Control of Molson Coors or requests to discuss with Molson Coors or the Family Shareholders or its (or their) representatives a possible transaction of such type or shall have requested non-public information in order to consider whether to make such an offer or proposal.

24.4.  Cessation

  (a)
  Section 24.1 shall cease to bind SABMiller if either of the events in Section 24.3(a) or 24.3(b) occurs.

  (b)
  Section 24.1 shall also cease to bind SABMiller if Section 24.3(c) applies unless the board of directors of Molson Coors and the Family Shareholders shall have promptly advised and shall continue to advise the third party (and, if the offer, proposal, expression of interest or request has been publicly disclosed, shall have publicly stated and, when reasonably requested by SABMiller, continued to publicly state) that they have no interest in such a transaction and will not engage in any further discussions with such third party with respect to such offer, proposal, expression of interest or request, and Molson Coors and the Family Shareholders do not take any action inconsistent therewith.

  (c)
  Section 24.1 shall cease to bind Molson Coors if any third party makes publicly or to SABMiller a bona fide offer or proposal, or expresses an interest to SABMiller in publicly offering or proposing to effect a potential Change of Control of SABMiller or requests to discuss with SABMiller or its representatives a potential Change of Control of SABMiller or shall have requested non-public information in order to consider whether to make such an offer or proposal, unless the board of directors of SABMiller shall have promptly advised and shall continue to advise the third party (and, if the offer, proposal, expression of interest or request has been publicly disclosed, shall have publicly stated and, when reasonably requested by Molson Coors, continued to publicly state) that they have no interest in such a transaction and will not engage in any further discussions with such third party with respect to such offer, proposal, expression of interest or request, and SABMiller does not take any action inconsistent therewith.

24.5.  Breach

  (a)
  In the event of a breach by Molson Coors of its obligations under Section 24.3 (or the failure of Family Shareholders to comply with Section 24.3, which shall be deemed a breach by Molson Coors), then if as a direct or indirect result of, or in connection with, such breach, any such transaction shall be consummated or Molson Coors or the Family Shareholders shall enter into an agreement to effect such a transaction, then in addition to any other remedies that SABMiller may have by reason of such breach, Miller shall have the right to acquire CBC's Shares at ninety percent (90%) of the Fair Market Value thereof as determined by an Independent Investment Bank.

  (b)
  In the event that SABMiller, in breach of its obligations under Section 24.1 (as modified by Section 24.2), offers publicly (or publicly announces an intention to offer publicly) to acquire a majority of the outstanding shares of any class of common stock of Molson Coors, then in addition to any other remedies that Molson Coors may have by reason of such breach, CBC shall have the right to acquire Miller's Shares at ninety percent (90%) of the Fair Market Value thereof as determined by an Independent Investment Bank.

25.   TAX COMPLIANCE.

25.1.  Tax Returns

  (a)
  The Company shall prepare or cause to be prepared, at the Company's expense, all required U.S. federal, state, and local Company Tax returns (the "Tax Returns") in accordance with Applicable Law and shall file such Tax Returns in a timely manner (taking into account applicable extensions). Draft copies of all Income Tax returns shall be provided to the Shareholders for their review and comment no later than sixty-five (65) days before the due date (including extensions) of such Income Tax Returns (or, in the case of any Income Tax Return that does not have a specific due date, as soon as reasonably practicable before such Income Tax Return is to be submitted to the relevant Tax authority, provided, however, that the Company shall use reasonable efforts to cause a draft copy of any such Income Tax Return to be provided at least ninety (90) days before such Income Tax Return is to be submitted to the relevant Tax authority). In addition, the Company shall ensure that no such Income Tax Returns are submitted without the prior written consent of the Shareholders, such consent not to be unreasonably withheld or delayed. If there is any dispute as to whether it is reasonable for a Shareholder to withhold its consent to the submission of such Income Tax Returns (including as a result of any material matter to be included in, or as the case may be, excluded from, such Income Tax Returns), the dispute shall, at the expense of the Company, be resolved by an independent nationally recognized (in the U.S.) accounting firm whose determination shall be conclusive and binding.

  (b)
  The Company shall cause, at the expense of the Company, to be provided to each Shareholder as soon as reasonably practical but no later than forty (40) Business Days after the end of the Company's taxable year, a good faith estimate of the amounts to be shown on the Tax Return of the Company (and any direct or indirect subsidiary of the Company to the extent such information is reasonably required by such Shareholder (or by a holder of a direct or indirect interest therein) in order to properly comply with its Tax filing requirements) and shall cause to be provided to each Shareholder all other information as may be reasonably requested by such Shareholder (or the holder of a direct or indirect interest therein) in order to enable such Shareholder and its Affiliates (or the holder of a direct or indirect interest therein) to comply with its Tax obligations, including without limitation copies of notices from Tax authorities and other Tax-related information received by the Company.

  (c)
  Notwithstanding any other provisions of this Section 25.1, the Company shall not take any position on any Tax Return for which it does not have substantial authority under relevant Tax law. At the request of a Shareholder, the Company shall provide, with respect to any proposed return position, such requesting Shareholder with the opinion of a nationally recognized law or accounting firm reasonably acceptable to the Board stating that such position has substantial authority in relevant Tax law. The fees and costs of such law or accounting firm shall be borne by the Company.

25.2.  Tax Matters Shareholder

  (a)
  Miller is hereby designated the Tax Matters Shareholder of the Company. The Tax Matters Shareholder shall have the following rights and responsibilities:

  (i)
  The Tax Matters Shareholder shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service or any other relevant Tax authority relating to the determination of any item of Company income, gain, loss, deduction, or credit for U.S. federal income tax purposes or other applicable Income Tax purposes, subject to the provisions and limitations herein. Notwithstanding the foregoing, the Parties intend that the Company will, to the extent feasible and consistent with Applicable Law and the Transaction Documents, be responsible for any audit or review by any Governmental Authority with respect to the Company, in the same manner as if the Company were a stand-alone taxpayer.

    (ii)
    The Tax Matters Shareholder shall make decisions with respect to any Income Tax dispute as well as elections with respect to the Income Tax treatment of various items, provided, however, that (A) the Shareholders shall have the right to participate in any administrative or judicial proceeding at the Company level at their own expense; (B) the Tax Matters Shareholder shall not enter into a settlement of any Tax Dispute relating to Income Taxes without the prior written consent of such Shareholder, such consent not to be unreasonably withheld or delayed; and (C) the Tax Matters Shareholder shall notify the Shareholders of any proposed settlement of any Company item and shall consult in good faith with, and take into account reasonable comments made by the Shareholders with respect to such proposed settlement.

    (iii)
    The Tax Matters Shareholder shall take such action as may be necessary to cause each of the other Shareholders to become a "notice partner" within the meaning of Section 6231(a)(8) of the Code.

  (b)
  The Tax Matters Shareholder shall, within ten (10) Business Days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Shareholder.

  (c)
  The Tax Matters Shareholder will be entitled to reimbursement from the Company for all reasonable costs and expenses incurred by it in complying with and carrying out its responsibilities under this Section 25, subject to the Board's approval of such costs and expenses. The Tax Matters Shareholder shall not be liable for any indemnity or damages to the Shareholders arising out of any act or omission by reason of its status as Tax Matters Shareholder, unless such damages result from gross negligence by the Tax Matters Shareholder.

25.3.  Right to Make Section 754 Election

        Any Shareholder may, in its sole discretion, cause the Company to make an election in accordance with Section 754 of the Code, so as to adjust the basis of Company property in the case of a distribution of property within the meaning of Section 734 of the Code, and in the case of a transfer of a Company interest within the meaning of Section 743 of the Code. Each Shareholder, as the case may be, shall, upon request of the Tax Matters Shareholder, supply the information necessary to give effect to such an election.

25.4.  Consistent Treatment and Cooperation.

  (a)
  The Shareholders are aware of the Income Tax consequences of the allocations made pursuant to this Agreement and hereby agree to be bound by and utilize those allocations as reflected on the Tax Returns of the Company in reporting their shares of Company income and loss for Income Tax purposes. Each Shareholder agrees to report its distributive share of Company items of income, gain, loss, deduction, and credit on its separate return in a manner consistent with the reporting of such items to it by the Company.

  (b)
  The Shareholders shall be supplied with all other Company information necessary to enable each Shareholder to prepare its Tax Returns. Such information shall be prepared by the Company, and the Company shall use its reasonable best efforts to deliver such information to each Shareholder with reasonable promptness in light of the timing applicable to the purpose for which such information is to be used by such Shareholder. In the event a Shareholder is under a U.S. federal, state, or local or foreign Tax audit or examination in respect of Company items, the Company shall provide such Shareholder with such cooperation and information as such Shareholder may reasonably request of it in connection with such audit or examination.

  (c)
  The Shareholders shall be supplied with all Company Tax information necessary to enable each Shareholder to meet its financial reporting requirements, and the Company shall reasonably cooperate with the preparation thereof. The Company and each Shareholder shall use their reasonable best efforts to deliver such information to each Shareholder with reasonable promptness in light of the timing applicable to the purpose for which such information is to be used by such Shareholder. Such cooperation and information shall include promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Tax Authority which relate to the Company or any of its Subsidiaries, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Tax Authority and records concerning the ownership and Tax basis of property, which the party receiving the request may possess. The Company shall make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

  (d)
  As provided for in greater detail under the JV Agreement, the Shareholders agree that the cash distributions made by the Company upon its formation to any Shareholder pursuant to Sections 2.10(a) and 2.10(e) of the JV Agreement are intended to represent a reimbursement of such Shareholder's capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d) and agree to report such distributions received consistently herewith.

25.5.  TMA Compliance

  (a)
  The Company shall comply, and shall cause each TMA Affiliate of the Company to comply, with each of the following provisions as long as the TMA is effective:

  (i)
  All funds received in respect of a Borrowing shall be deposited at all times, together with any interest accrued thereon, in a separate Company bank account (the "Borrowings Account"), until such funds are utilized and no longer held by the Company or any TMA Affiliate of the Company. At no time shall any funds be deposited in the Borrowings Account other than funds described in the preceding sentence.

  (ii)
  In utilizing funds deposited in the Borrowings Account, the Company and each applicable TMA Affiliate of the Company shall make all payments directly from the Borrowings Account. If any funds deposited in the Borrowings Account are paid to any member of the Miller TMA Group, whether as a distribution, a payment for goods or services, or in any other form, the Company and each applicable TMA Affiliate of the Company shall (i) separately designate each such payment as coming from the Borrowings Account; (ii) effect each such payment by separate wire transfer or other means of payment (and not commingle any such payment with other funds being paid at the same time); and (iii) make each such payment to the Miller Borrowings Account.

  (iii)
  No Borrowing (other than a Qualified Company Borrowing) shall be repaid other than (i) with the proceeds of a new Borrowing; or (ii) with the prior written approval of Miller.

    (iv)
    All funds received by the Company or any TMA Affiliate of the Company from any member of the SABMiller TMA Group, other than payments under arm's length transactions in respect of sales of beer or the provision of services or licensing of intangibles directly related to the production or distribution of beer, shall be deposited at all times, together with any interest accrued thereon, in a separate Company bank account (the "Intragroup Account"), until such funds are utilized and no longer held by the Company or any TMA Affiliate of the Company. At no time shall any funds be deposited in the Intragroup Account other than funds described in the preceding sentence.

    (v)
    In utilizing funds deposited in the Intragroup Account, the Company and each applicable TMA Affiliate of the Company shall make all payments directly from the Intragroup Account. If any funds deposited in the Intragroup Account are paid to any member of the Miller TMA Group, whether as a distribution, a payment for goods or services, or in any other form, the Company and each applicable TMA Affiliate of the Company shall (i) separately designate each such payment as coming from the Intragroup Account; (ii) effect each such payment by separate wire transfer or other means of payment (and not commingle any such payment with other funds being paid at the same time); and (iii) make each such payment to the Miller Intragroup Account.

    (vi)
    The Company and each applicable TMA Affiliate of the Company shall keep complete and accurate records relating to the Borrowings Account and the Intragroup Account, including transfers to and from such accounts, and shall not destroy any such records without the prior written approval of Miller.

    (vii)
    All transactions, including, without limitation, the sale of products, provision of services, or the licensing of intangibles, between the Company or any TMA Affiliate of the Company, on one hand, and any member of the SABMiller TMA Group, on the other hand, shall be (i) on arm's length terms; (ii) fully documented; (iii) performed in accordance with their terms; and (iv) otherwise consistent with applicable transfer pricing rules.

    (viii)
    The Company shall not permit any TMA Affiliate of the Company to exist that is also a member of the SABMiller TMA Group.

  (b)
  Notwithstanding the foregoing, the Company and each Shareholder agree to take such other actions or implement such other policies not specifically described herein as are reasonably necessary in order for SABMiller to be in full compliance with its obligations under the TMA.

26.   CONFIDENTIALITY.

26.1.  In this Section 26, "Confidential Information" means any information whether located in the Territory or anywhere else worldwide:

  (a)
  which a Party may have or acquire before or after the date of this Agreement in relation to the customers, business, assets (including Trade Secrets) or affairs of any member of the MillerCoors Group;

  (b)
  which a Party may have or acquire before or after the date of this Agreement in relation to the customers, business, assets (including Trade Secrets) or affairs of any other Party resulting from:

  (i)
  negotiating this Agreement or the JV Agreement;

  (ii)
  being a Shareholder in the Company;

    (iii)
    having appointees on the Board; or

    (iv)
    exercising its rights or performing its obligations under this Agreement; or

  (c)
  which relates to the contents of this Agreement (or any agreement or arrangement entered into pursuant to this Agreement), including all analyses, compilations, notes, studies, forecasts, models, interpretations or other documents furnished to a Party in connection with the foregoing that contains, reflect or are based upon or derived from any other Confidential Information;

        "Confidential Information" does not include any information which:

  (d)
  is or becomes generally available to the public other than as a result of an unauthorized disclosure by a Party or its Representatives (provided that neither such Party or its Representatives shall comment publicly, whether or not for attribution, on any such disclosed information except:

  (i)
  with the consent of Miller and CBC; or

  (ii)
  where disclosure is required by law or by any government or regulatory body); or

  (e)
  can be shown by the relevant Party to have already been within its possession (or that of any member of its Group) prior to its being furnished to such Party (but only where the Confidential Information was not included in the businesses transferred to the Company under the JV Agreement) or is subsequently provided to such Party or a member of its Group on a non-confidential basis, provided that, in any such case, such information was not disclosed by any person in breach of any undertaking as to confidentiality; or

  (f)
  is developed by the relevant Party independently without reference to any of the information furnished to such Party.

26.2.  Each Party agrees (i) that the Confidential Information shall be kept strictly confidential and shall not be sold, traded, published or otherwise disclosed to anyone in any manner whatsoever, including by means of photocopy of reproduction and (ii) to use with respect to such Confidential Information at least the same degree of care as it uses to protect its own confidential information, but no less than a reasonable degree of care to prevent the unauthorized dissemination or publication of the Confidential Information; provided, however, that a Shareholder (or its Ultimate Holding Company) may disclose such Confidential Information:

  (a)
  to its Affiliates, Representatives and any finance provider or arranger that has executed a confidentiality agreement covering such Confidential Information (provided that such agreement expressly makes the Company a third party beneficiary thereof);

  (b)
  to a Proposed Purchaser in connection with a proposed Transfer of Shares pursuant to Section 18.10, provided that the Proposed Purchaser executes a confidentiality agreement containing the restrictions set out in this Section 26;

  (c)
  in connection with the resolution of any dispute among the Parties;

  (d)
  with the consent of the other Parties;

  (e)
  subject to compliance with the terms of Section 26.3, as required by court order or in response to any summons or subpoena or in connection with any litigation or otherwise required by applicable Law; and

  (f)
  as required to be disclosed pursuant to any of its financial reporting obligations.

        None of the Parties will make any announcement to the public or to any third party regarding the arrangements contemplated by this Agreement without the consent of the other Parties, except pursuant to Section 26.3.

26.3.  If a Party or any of its Representatives becomes legally compelled (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process or by any securities regulator or stock exchange) to disclose any of the Confidential Information, it will, to the extent legally permitted to do so, provide the Company and the other Shareholders with prompt written notice so that they may seek a protective order or other remedy and/or waive compliance with the provisions of this Agreement. If such a protective order or other remedy is not obtained or if compliance is waived, such Party or its Representatives will disclose only that portion of the Confidential Information as it is advised by counsel is legally required to be disclosed, and only to the person(s) to whom such counsel advises that disclosure is legally required to be made, and such Party and its Representatives will use all reasonable efforts to obtain assurances that the disclosed Confidential Information will be afforded confidential treatment.

26.4.  The Parties acknowledge and agree that the Company and the other Parties would be irreparably damaged by any unauthorized disclosure of any Confidential Information or by any breach of this Agreement. Without prejudice to the rights and remedies otherwise available to such Parties, each Party agrees that each such other Party shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief or specific performance, in the event of any breach or threatened breach of the provisions of this Section 26 by any Party or its Representatives and shall not resist any such application for relief on the basis that adequate remedies are available at law.

26.5.  The Confidentiality Agreement is hereby terminated and of no further force or effect.

27.   ASSIGNMENT.

        Except as may be permitted by this Agreement, no Shareholder or other Party shall assign, transfer, mortgage, charge, pledge or otherwise dispose of or create a Lien on, in any manner whatsoever and whether in whole or in part its legal or beneficial interest in its Shares in the Company or, except as may be permitted by this Agreement, any right or obligation under this Agreement or any other right or obligation as a Shareholder or Party to this Agreement without the prior written consent of the other Parties.

28.   DURATION.

        The obligations of the parties under Section 10 (Liability and Indemnification; Insurance), Section 11 (Waiver of Certain Duties), Section 26 (Confidentiality), this Section 28, Section 29 (Arbitration), Section 33 (Severability), Section 38 (Governing Law), Section 40 (Molson Coors and SABMiller Guarantees) and Section 41 (Reasonableness of Provisions) shall survive any expiration, termination or cancellation of this Agreement. No other representations, warranties, covenants or agreements in this Agreement shall survive the expiration, termination or cancellation of this Agreement.

29.   ARBITRATION.

29.1.  In the event of any dispute, controversy or claim between or among any of the Parties arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the Parties hereunder (a "Dispute"), the Parties shall (except where the Dispute is as to a

Reserved Matter, any such Dispute to be finally resolved in accordance with Section 12) attempt to settle the Dispute amicably between or among themselves in accordance with Section 29.2.

29.2.  A disputing Party shall initiate the attempted amicable settlement process by sending written notice of the Dispute to the other Parties, and within ten (10) Business Days after such notice, the Molson Coors CEO and the SABMiller CEO shall meet, in person or by telephone, for attempted resolution by negotiations. Each of the Parties' representatives set forth in this Section 29.2 shall be empowered and authorized to bind their respective companies with respect to the Dispute and to settle the Dispute on behalf of their respective companies. If for any reason the Dispute is not resolved within 20 Business Days of the date of the written notice of the Dispute, the Dispute shall be resolved in accordance with the provisions of Section 29.3.

29.3.  Any Dispute (other than a Dispute as to a Reserved Matter, any such Dispute to be finally resolved in accordance with Section 12) not otherwise resolved pursuant to Section 29.2 shall be referred to and finally resolved by international arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause. Judgment upon any award(s) rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof.

29.4.  The seat of arbitration shall be New York City, New York, USA.

29.5.  The number of arbitrators shall be three, one nominated by the claimant, or jointly by multiple claimants, in the Request for Arbitration, one nominated by the respondent, or jointly by multiple respondents, in the Response and the chairman nominated by the two Party-nominated arbitrators within fifteen (15) Business Days of the appointment of the second arbitrator by the LCIA Court, failing which the chairman shall be appointed by the LCIA Court. Where there is more than one claimant and/or more than one respondent, unless otherwise agreed the parties to the Dispute hereby agree that they represent two separate sides for the purposes of the formation of the arbitral tribunal as Claimant and Respondent respectively.

29.6.  The language to be used in the arbitral proceedings shall be English.

29.7.  The arbitral tribunal shall be guided by the IBA Rules of Evidence. An agreement of the Parties and the LCIA Rules (in that order) shall at all times prevail over an inconsistent provision in the IBA Rules of Evidence.

29.8.  The Parties agree that an arbitral tribunal constituted under this Agreement may, upon application by any party to the arbitration before it, order that the arbitration be consolidated with any other arbitration or proposed arbitration under this Agreement and/or the Joint Venture Agreement and/or the Brand Cooperation Agreement if either (1) all of the parties to the relevant arbitrations or proposed arbitrations agree to such consolidation, or (2) the relevant arbitrations or proposed arbitrations involve common issues of fact or law and the arbitral tribunal in receipt of such an application is satisfied that such consolidation will provide a fair and efficient means for the final resolution of the parties' disputes and will not cause undue prejudice to any party.

29.9.  In the event of different rulings on the question of consolidation by different arbitral tribunals constituted under this Agreement and/or the Joint Venture Agreement and/or the Brand Cooperation Agreement, the ruling of the first arbitral tribunal to be fully appointed (the "First Tribunal") shall prevail. In the event that the First Tribunal has ruled in favor of consolidation, the First Tribunal shall be the arbitral tribunal that determines the consolidated arbitration, unless otherwise agreed by the parties to the consolidated arbitration or, on the application of any party to the consolidated arbitration (any such application to be made within thirty (30) Business Days of the date of the First Tribunal's ruling in favor of consolidation), otherwise determined by the LCIA Court. Each Party hereby irrevocably waives any right to object to the constitution of the

First Tribunal on the ground that it was not entitled to nominate, or jointly nominate, an arbitrator.

29.10.  Nothing in this clause shall prevent a Party from applying for interim injunctive (and/or other forms of interim and/or conservatory) relief (an "Interim Relief Application") from any court of competent jurisdiction in accordance with Article 25.3 of the LCIA Rules and any such Interim Relief Application will not be deemed incompatible with, or a waiver of, the Parties' agreement to arbitrate. For the avoidance of doubt, such court shall decide an Interim Relief Application in accordance with the laws of the State of Delaware (without regard to the choice of law provisions thereof) pursuant to Section 38. Without prejudice to the ability of any party to make an Interim Relief Application before any court of competent jurisdiction, the Parties agree that the United States District Court for the District of Delaware (or, if subject matter jurisdiction is unavailable, the state courts of the State of Delaware) shall have non-exclusive jurisdiction for the purposes of any Interim Relief Application. In order to give effect to the foregoing, each of the Parties hereby irrevocably and unconditionally agrees (a) to the extent such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party's agent for acceptance of legal process, and (b) that, to the fullest extent permitted by applicable law, service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to clauses (a) or (b) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such Party personally within the State of Delaware. For purposes of implementing the Parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such Party that has not as of the date hereof already duly appointed such an agent does hereby appoint CT Corporation Services as such agent.

29.11.  The Parties agree that the documents which initiate any court proceeding on an Interim Relief Application or any court proceeding to enforce this Section 29 or an award rendered hereunder, and any other documents required to be served in relation to any such proceeding, may be served on the parties in accordance with Section 32 regardless of where such proceeding is initiated. These documents may, however, be served in any other manner allowed by law.

30.   FURTHER ASSURANCE.

        Each Party undertakes to the others that (so far as it is legally able to do so) it will execute and deliver all such documents and take all such actions as may be reasonably required by any of the other Parties from time to time to give full effect to the provisions of this Agreement.

31.   COSTS.

        Except as expressly provided herein, each Party to this Agreement shall pay its own costs, charges and expenses incurred in the preparation, completion and implementation of this Agreement and the documents referred to herein.

32.   NOTICES.

32.1.  Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly served on, given to or made in relation to a Party or a Director if it is left at the authorized address of that Party or Director or sent by international courier delivery service addressed to that Party or that Director at such address, or sent by e-mail transmission (in the case of notice to a Director for the purposes of Section 5.5(c)) or sent by facsimile transmission to a number specified by that Party or Director:

  (a)
  if personally delivered, at the time of delivery;

  (b)
  if sent by international courier delivery service, when the envelope containing the same was delivered into the custody of the recipient's organization (as evidenced by the delivery records of the international courier delivery service);

  (c)
  if communicated by facsimile transmission, at the time of transmission; and

  (d)
  if sent by e-mail to a Director for the purposes of Section 5.5(c), at the time of transmission;

  provided, however, that where, in the case of delivery by hand, transmission by facsimile or delivery by e-mail, such delivery or transmission occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 a.m. on the next following Business Day. In this Section 32.1, a reference to time is a reference to the time in the location in which the intended recipient of the notice is located.

32.2.  In proving such service it shall be sufficient to prove that personal delivery was made, or that the envelope containing such notice was properly delivered by the international courier service (as evidenced by its delivery records), or that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

32.3.  For the purposes of this Section, the authorized address of each Party shall be the address set forth below (including the details of the facsimile number and person to whose attention a notice or communication is to be addressed) or such other address as that Party may notify to the other in writing from time to time in accordance with the requirements of this Section:

  (a)
  SABMiller and Miller

  SABMiller plc
  One Stanhope Gate
  London W1K 1AF
  United Kingdom

  Facsimile +44 (0) 20 7659 0166
  Attention: General Counsel and Group Secretary

  (b)
  Molson Coors and CBC

  Molson Coors Brewing Company
  1225 17th Street, Suite 3200
  Denver, CO 80202
  United States of America

  Facsimile: (303) 277-6212
  Attention: Global Chief Legal Officer

32.4.  For the purposes of Section 5.5(c) the authorized address of each Director (including the details of the e-mail address) shall be the address notified from time to time by each Director to the Company Secretary.

33.   SEVERABILITY.

        If any provision of this Agreement, or the application of such provision to any person or circumstance, is held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, will not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of any applicable Law, such provision will be null and void. In the event that applicable Law is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision will be considered to be valid from the effective date of such interpretation or amendment.

34.   ENTIRE AGREEMENT AND VARIATION.

34.1.  This Agreement (together with the documents referred to herein, including the JV Agreement and the Attachments thereto) constitutes the entire agreement between the Parties in relation to the transactions referred to herein or therein and supersedes any previous agreement between the Parties in relation to such transactions (including the Interim Operating Agreement).

34.2.  Each of the Parties hereto confirms that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty or undertaking except those contained in this Agreement and the JV Agreement.

34.3.  No variation of any of the terms of this Agreement (or of any other documents referred to herein) shall be effective unless it is in writing and signed by or on behalf of each of the Parties hereto or thereto. The expression "variation" shall include any amendment, variation, supplement, deletion or replacement, however effected.

35.   WITHDRAWAL, DISSOLUTION AND LIQUIDATION.

35.1.  No Right of Withdrawal; No Interest.

        Except as otherwise provided herein:

  (a)
  no Shareholder shall have the right to withdraw from the Company or to demand or to receive the return of all or any part of its Capital Account; and

  (b)
  no interest shall be paid to either Shareholder in respect of its Capital Account balance.

35.2.  Dissolution

  (a)
  The Company shall not be dissolved by the admission of any additional Shareholders, or, in and of itself, by the death, retirement, expulsion, bankruptcy or dissolution of a Shareholder or the occurrence of any other event that terminates the continued membership of a Shareholder in the Company.

  (b)
  The Company may be dissolved, and its affairs may be wound up, at any time upon the unanimous vote of the Board.

  (c)
  The Company shall be dissolved, and its affairs shall be wound up, (i) upon the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act (provided, however that the Shareholders hereby affirm and agree that in consequence of the provisions of this Agreement, including Section 12, it shall be reasonably practicable to carry on the business of the Company in conformity with this Agreement notwithstanding the fact that the Shareholders and their appointed Directors on the Board are deadlocked and, therefore, no Shareholder shall be entitled to a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act on the basis of deadlock between the Shareholders and their respective appointed Directors on the Board and, further, to the fullest extent permitted by law, the Shareholders waive any right they would have to judicial dissolution of the Company under such circumstance), (ii) pursuant to Section 23, (iii) upon the termination of the legal existence of the last remaining member of the Company, or (iv) the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company, unless the Company is continued in a manner permitted by the Delaware Act.

  (d)
  Except as otherwise set out in this Section 35, the Company is intended to have perpetual existence.

35.3.  Winding Up

  (a)
  Upon dissolution pursuant to Section 35.2, the Board of Directors shall proceed as promptly as practicable to wind up the affairs of the Company and distribute the assets thereof or appoint one or more liquidating trustees to do so; provided, however, (i) that the assets of the Company shall be liquidated in an orderly and businesslike manner so as not to obtain less than the Asset Fair Market Value therefor and (ii) that, subject to Applicable Law each Shareholder shall have a right of first refusal over any Trademarks and associated Intellectual Property originally contributed by it to the Company at no less than the Asset Fair Market Value. The appointment of any one or more liquidating trustees may be revoked, or a successor or additional liquidating trustee(s) may be appointed, by the Board of Directors.

  (b)
  Upon dissolution pursuant to Section 35.2, all of the Company's assets, or the proceeds therefrom, shall be applied in the following order of priority:

  (i)
  first, to creditors of the Company, including either Shareholder in its capacity as creditor, to the extent permitted by Law, in satisfaction of debts, liabilities and obligations of the Company, including the expenses of liquidation, and including the setting up of any reserves that the Board or the liquidating trustee(s), as the case may be, may deem reasonably necessary for any contingent, conditional or unmatured claims and obligations of the Company; and

  (ii)
  second, to the Shareholders, pro rata in accordance with their Capital Account balances.

  (c)
  At no time during the term of the Company or upon dissolution or liquidation of the Company shall a Shareholder with a deficit balance in its Capital Account have any obligation to the Company or to the other Shareholders to restore such deficit balance, except as may be required by applicable Law or in respect of any deficit balance resulting from a distribution made in contravention of this Agreement.

36.   APPOINTMENT OF INDEPENDENT INVESTMENT BANK.

36.1.  Application of provisions

        The provisions of this Section apply to the appointment of an Independent Investment Bank pursuant to Section 14.3, Section 19.4, Section 23.3 and Section 24.5 or pursuant to the definition of Change of Control.

36.2.  Appointment of Independent Investment Bank and Valuation

        Whenever an Independent Investment Bank is to be appointed by the Parties to value the Shares the following process shall apply:

  (a)
  the Parties shall meet and attempt to agree the appointment of an independent investment bank of international repute (the "Independent Investment Bank"). If the Parties agree upon the identity of the Independent Investment Bank, the Independent Investment Bank shall be so appointed;

  (b)
  if the Parties cannot agree on the appointment of an Independent Investment Bank within four weeks of the occurrence of the event which requires the Independent Investment Bank to be appointed, SABMiller and Miller together and Molson Coors and CBC together shall each appoint an Independent Investment Bank to opine as to the value of the Shares (such date of appointment being referred to herein as the "Appointment Date");

  (c)
  the Parties shall procure that the Independent Investment Bank that they appoint pursuant to Section 36.2(b) (the "Initial Independent Investment Banks") shall not disclose its valuation of the Shares to the other Initial Independent Investment Bank or the CEO;

  (d)
  the Independent Investment Bank or Independent Investment Banks shall be instructed to conduct a valuation of the Shares in accordance with the criteria set out in Schedule 4;

  (e)
  within thirty (30) days after the Appointment Date, the Initial Independent Investment Banks will determine their respective preliminary views of Fair Market Value and consult with each other regarding such views, and within forty-five (45) days after the Appointment Date, each Initial Independent Investment Bank will deliver its report on Fair Market Value to the Party that appointed it;

  (f)
  if two Independent Investment Banks have been appointed to value the Shares and the difference between the two valuations is no more than ten percent (10%) of the higher valuation, the price to be paid for the Shares shall be the average of the two valuations;

  (g)
  if the difference between the two valuations is more than ten percent (10%) of the higher valuation, then the two Initial Independent Investment Banks shall appoint a third Independent Investment Bank to conduct a valuation of the Shares in accordance with the criteria set out in Schedule 4 and deliver to the Parties such valuation within thirty (30) days after its appointment. No Party or the Board shall disclose the valuation of the Shares conducted by the Initial Independent Investment Banks to the third Independent Investment Bank. If the third Independent Investment Bank's valuation of the Shares is:

  (i)
  less than the valuation prepared by one Initial Independent Investment Bank but more than the valuation prepared by the other Initial Independent Investment Bank, then the price to be paid for the Shares shall be (i) if the valuation prepared by the third Independent Investment Bank falls within the middle third of the range between the valuations of the two Initial Independent Investment Banks, then the valuation prepared by the third Independent Investment Bank, and (ii) if the valuation prepared by the third Independent Investment Bank falls outside the middle third of such range, then the valuation prepared by the Initial Independent Investment Bank that is closer to the valuation prepared by the third Independent Investment Bank;

  (ii)
  higher than both valuations prepared by the Initial Independent Investment Banks, the higher of the valuations prepared by the Initial Independent Investment Banks shall be the price to be paid for the Shares; or

  (iii)
  lower than both the valuations prepared by the Initial Independent Investment Banks, the lower of the valuations prepared by the Initial Independent Investment Banks shall be the price to be paid for the Shares; and

  (h)
  if only one Independent Investment Bank is appointed pursuant to Section 36.2(a), then the fees of such Independent Investment Bank shall be shared equally by SABMiller and Molson Coors; if two Initial Independent Investment Banks are appointed pursuant to Section 36.2(b), then each Party shall pay the fee of that Initial Independent Investment Bank appointed by it; and if a third Independent Investment Bank is appointed pursuant to Section 36.2(g), its fee shall be shared equally by SABMiller and Molson Coors.

37.   COUNTERPARTS.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

38.   GOVERNING LAW.

        This Agreement shall be governed by and construed and take effect in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

39.   INFORMATION RIGHTS.

39.1.  For so long as Molson Coors, CBC or any of their Affiliates owns, directly or indirectly, any interest in the Company or, if longer, for such period as CBC or Molson Coors deems necessary in order for Molson Coors or any of its Affiliates to timely comply with its financial reporting or disclosure obligations, the Company shall deliver to Molson Coors and CBC the following:

  (a)
  as soon as is available (and in any event within five (5) Business Days) after the end of each calendar month (or such later date as Molson Coors may reasonably agree), monthly "flash reports" of the MillerCoors Group including a consolidated income statement of the MillerCoors Group on a calendar year-to-date basis (prepared in accordance with IFRS applied on a consistent basis), commentary on such consolidated income statement, waterfall or bridge analysis, consolidated management accounts of the MillerCoors Group, and such other summary financial information as Molson Coors or CBC may reasonably request;

  (b)
  as soon as is available (and in any event within seventeen (17) days) after the end of each of the first three calendar quarters (or such later date as Molson Coors may reasonably agree), a consolidated balance sheet of the MillerCoors Group dated as of the relevant calendar quarter end, consolidated statements of income and cash flows of the MillerCoors Group for the calendar quarter and year-to-date period then ended (in each case reconciled to Molson Coors's fiscal quarter end and year to date (if different from the calendar quarter end or calendar year-to-date period)) and consolidated capital expenditure reports (including proposals, approvals, revisions and spend) of the MillerCoors Group for the calendar quarter and year-to-date period then ended (with reconciliations to Molson Coors's fiscal quarter end and year to date) prepared either (i) in accordance with U.S. GAAP applied on a consistent basis or (ii) in accordance with IFRS applied on a consistent basis, with a reconciliation to U.S. GAAP, together with such commentary and analysis as is required to be included with such information based on the U.S. GAAP information ("Coors Quarterly Financial Information"); provided that such Coors Quarterly Financial Information is not required to include full footnotes but shall be reviewed in accordance with standards set forth in Statement of Auditing Standards (SAS) 100 and provided that any reconciliations to Molson Coors's fiscal quarter end will be provided for Molson Coors's first and fourth fiscal quarter ends in Molson Coors's first full fiscal year after the date hereof and otherwise shall only be required if the differences in question are material;

  (c)
  as soon as is available and in any event within twenty-two (22) days after the end of each calendar year (or such later date as Molson Coors may reasonably agree), a consolidated balance sheet of the MillerCoors Group dated as of the relevant calendar year end, consolidated statements of income and cash flows of the MillerCoors Group for the year then ended (in each case reconciled to Molson Coors's fiscal year end date (if different from the calendar year end)) and consolidated capital expenditure reports (including proposals, approvals, revisions and spend) of the MillerCoors Group for the calendar quarter and year-to-date period then ended (with reconciliations to Molson Coors's fiscal quarter end and year to date), including full footnotes prepared either (i) in conformity with U.S. GAAP applied on a consistent basis, or (ii) in accordance with IFRS applied on a consistent basis, with a reconciliation to U.S. GAAP, in either case together with such notes, commentary and analysis as is required to be included with such information ("Coors Annual Financial Information") and an auditor's report thereon from the Company's independent auditors;

  (d)
  the Coors Quarterly Financial Information and Coors Annual Financial Information shall each include the following information, which must be delivered at the same time as such Coors Quarterly Financial Information and Coors Annual Financial Information:

  (i)
  a summary of any accounting policy changes or changes in significant judgments or estimates, and the impact of such changes on the Coors Quarterly Financial Information and Coors Annual Financial Information;

  (ii)
  a summary of any distributions to Molson Coors, CBC, SABMiller or Miller (or any of their respective Affiliates) occurring during the applicable quarter or year; and

  (iii)
  a summary of the value and nature of any capital or other infusion into the Company by Molson Coors, CBC, SABMiller, Miller or any of their respective Affiliates occurring during the applicable quarter or year;

  (e)
  as soon as is available, and in any event prior to November 30 of each year (or such later date as Molson Coors may reasonably agree), an annual business plan for the MillerCoors Group that includes for the subsequent calendar year (i) a projection of the consolidated income statement on a monthly basis, (ii) forecast consolidated balance sheets on a quarterly basis, and (iii) forecast quarterly cash flow statements and forecast quarterly capital expenditure reports on a calendar year-to-date basis, in each case prepared in accordance with IFRS on a consistent basis, together with such notes, commentary and other analysis as is required by IFRS to be prepared in connection with items (i) to (iii) above (and in each case with a reconciliation to U.S. GAAP) (the "CBC Annual Forecast");

  (f)
  as soon as is available (and in any event within seventeen (17) days, or such later date as Molson Coors may reasonably agree) after the end of each of Molson Coors's fiscal quarters, an update to the CBC Annual Forecast for the remainder of the relevant calendar year prepared in accordance with IFRS applied on a consistent basis (with a reconciliation to U.S. GAAP), together with such notes, commentary and other analysis as is required to be prepared in connection therewith;

  (g)
  as soon as available, but not later than September 15 of each calendar year (or such later date as Molson Coors may reasonably agree), a forecast consolidated five-year strategic plan (based on calendar years) for the MillerCoors Group, prepared in accordance with IFRS applied on a consistent basis, containing such financial information and commentary as determined by the Board (and in each case with a reconciliation to U.S. GAAP);

  (h)
  promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the MillerCoors Group's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

  (i)
  to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, as amended, actually prepared by the Company as soon as available;

  (j)
  with reasonable promptness, such other financial data and information (including regulatory or compliance information) concerning the MillerCoors Group as Molson Coors or CBC may reasonably request (including such information, access and support as may be necessary in order for Molson Coors or CBC to (i) complete any management report on internal control over financial reporting, any certification of disclosure under the Exchange Act or any attestation by an independent auditor with respect to any of the foregoing) or (ii) complete any Tax filings or respond to any Tax-related queries raised by a Tax authority in any jurisdiction; and

  (k)
  with reasonable promptness, access to such individuals as Molson Coors or CBC may reasonably request in order to assist with any review and inquiry by any of them or their respective representatives with respect to the financial and other information provided (including such review and questions as are necessitated in order for Molson Coors or CBC to respond to internal and external audit requests).

39.2.  Molson Coors and CBC understand that all of the reports and other information required pursuant to Section 39.1 above will be subject to the review and approval of the Audit Committee of the Board and (in the case of the Coors Annual Financial Information and the Coors Quarterly Financial Information) the review of the Company's independent auditors, and any such reports and other information shall be subject to any changes resulting from such reviews and none shall be deemed final until such reviews are completed and such approvals are obtained by the Company; provided that the reports and information required to be provided pursuant to Section 39.1(a) shall be finalized and delivered within the time periods specified therein.

39.3.  For so long as SABMiller, Miller or any of their Affiliates owns, directly or indirectly, any interest in the Company or, if longer, for such period as Miller or SABMiller deem necessary in order for SABMiller or any of its Affiliates to timely comply with its financial reporting or disclosure obligations, the Company shall deliver to SABMiller and Miller the following:

  (a)
  as soon as is available (and in any event within five (5) Business Days) after the end of each calendar month (or such later date as SABMiller may reasonably agree), monthly "flash reports" of the MillerCoors Group including a consolidated income statement of the MillerCoors Group on a SABMiller Year-to-date basis (prepared in accordance with IFRS applied on a consistent basis), commentary on such consolidated income statement, waterfall or bridge analysis, consolidated management accounts of the MillerCoors Group, and such other summary financial information as SABMiller or Miller may reasonably request;

  (b)
  as soon as is available (and in any event within seventeen (17) days) after the end of each of the first three SABMiller Quarters (or such later date as SABMiller may reasonably agree), a consolidated balance sheet of the MillerCoors Group dated as of the relevant SABMiller Quarter end, consolidated statements of income and cash flows of the MillerCoors Group for the SABMiller Quarter and SABMiller Year-to-date and consolidated capital expenditure reports (including proposals, approvals, revisions and spend) of the MillerCoors Group for the SABMiller Quarter and SABMiller Year-to-date then ended, prepared in accordance with IFRS applied on a consistent basis with a reconciliation to U.S. GAAP for the income statement and balance sheet only, together with such commentary and analysis as is required to be included with such information based on the IFRS information ("Miller Quarterly Financial Information");

  (c)
  as soon as is available and in any event within twenty-two (22) days after the end of each SABMiller Year (or such later date as SABMiller may reasonably agree), a consolidated balance sheet of the MillerCoors Group dated as of the relevant SABMiller Year end, consolidated statements of income and cash flows of the MillerCoors Group for the

    SABMiller Year then ended and consolidated capital expenditure reports (including proposals, approvals, revisions and spend) of the MillerCoors Group for the SABMiller Quarter and SABMiller Year-to-date then ended, prepared in accordance with IFRS applied on a consistent basis, together with such notes, commentary and analysis as is required to be included with such information ("Miller Annual Financial Information"), and an auditor's report thereon from the Company's independent auditors;

  (d)
  the Miller Quarterly Financial Information and Miller Annual Financial information shall each include the following information, which must be delivered at the same time as such Miller Quarterly Financial Information and Miller Annual Financial Information:

  (i)
  a summary of any accounting policy changes or changes in significant judgments or estimates, and the impact of such changes on the Miller Quarterly Financial Information or Miller Annual Financial Information;

  (ii)
  a summary of any distributions to Molson Coors, CBC, SABMiller or Miller (or any of their respective Affiliates) occurring during the applicable SABMiller Quarter or SABMiller Year; and

  (iii)
  a summary of the value and nature of any capital or other infusion into the Company by Molson Coors, CBC, SABMiller, Miller or any of their respective Affiliates occurring during the applicable SABMiller Quarter or SABMiller Year;

  (e)
  as soon as is available, and in any event prior to November 30 of each calendar year (or such later date as SABMiller may reasonably agree), an annual business plan for the MillerCoors Group that includes for the subsequent calendar year, with an extension to cover the 15-month period to the end of the next SABMiller Year, (i) a projection of the consolidated income statement on a monthly basis, (ii) forecast consolidated balance sheets on a quarterly basis, and (iii) forecast quarterly cash flow statements and forecast quarterly capital expenditure reports on a SABMiller Year-to-date basis, in each case prepared in accordance with IFRS on a consistent basis, together with such notes, commentary and other analysis as is required by IFRS to be prepared in connection with items (i) to (iii) above (the "Miller Annual Forecast");

  (f)
  as soon as is available (and in any event within seventeen (17) days, or such later date as SABMiller may reasonably agree) after the end of each SABMiller Quarter, an update to the Miller Annual Forecast for the remainder of the relevant SABMiller Year prepared in accordance with IFRS applied on a consistent basis, together with such notes, commentary and other analysis as is required to be prepared in connection therewith;

  (g)
  as soon as available, but not later than September 15 of each calendar year (or such later date as SABMiller may reasonably agree), a forecast consolidated five-year strategic plan (based on SABMiller Years) for the MillerCoors Group, prepared in accordance with IFRS applied on a consistent basis, containing such financial information and commentary as determined by the Board;

  (h)
  promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the MillerCoors Group's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

  (i)
  to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports actually prepared by the Company as soon as available;

  (j)
  with reasonable promptness, such other financial data and information (including regulatory or compliance information) concerning the MillerCoors Group as SABMiller or Miller may reasonably request, including such information, access and support as may be necessary in order for SABMiller, Miller or any of their Affiliates to (i) complete any management report on internal control over financial reporting or any attestation by an independent auditor with respect to any of the foregoing), or (ii) complete any Tax filings or respond to any Tax-related queries raised by a Tax authority in any jurisdiction; and

  (k)
  with reasonable promptness, access to such employees of the MillerCoors Group as SABMiller or Miller may reasonably request in order to assist with any review and inquiry by any of them or their respective representatives with respect to the financial and other information provided (including such review and questions as are necessitated in order for SABMiller, Miller or any of their Affiliates to respond to internal and external audit requests).

39.4.  SABMiller and Miller understand that all of the reports and other information required pursuant to Section 39.3 will be subject to the review and approval of the Audit Committee of the Board and (in the case of the Miller Annual Financial Information and the Miller Quarterly Financial Information) the review of the Company's independent auditors, and any such reports and other information shall be subject to any changes resulting from such reviews and none shall be deemed final until such reviews are completed and such approvals are obtained by the Company; provided that the reports and information required to be provided pursuant to Section 39.3(a) shall be finalized and delivered within the time periods specified therein.

39.5.  For so long as Molson Coors, CBC or any of their Affiliates owns, directly or indirectly, any interest in the Company or, if longer, for such periods as CBC or Molson Coors deem necessary in order for Molson Coors or any of its Affiliates to timely comply with its financial reporting or disclosure obligations:

  (a)
  the following persons shall, if requested by Molson Coors or CBC, attend meetings of the Molson Coors audit committee:

  (i)
  the audit partner of the Company's auditors;

  (ii)
  a member of the Audit Committee who has been nominated to such committee by Molson Coors; and

  (iii)
  the CFO and an internal audit executive of the Company; and

  (b)
  the Company shall provide, or shall cause its auditors to provide, to the Molson Coors audit committee a summary of all auditing services, internal control related services and permitted non-audit services to be performed for the Company by its auditors.

39.6.  For so long as SABMiller, Miller or any of their Affiliates owns, directly or indirectly any interest in the Company or, if longer, for such periods as Miller or SABMiller deem necessary in order for SABMiller or any of its Affiliates to timely comply with its financial reporting or disclosure obligations:

  (a)
  the following persons shall, if requested by SABMiller or Miller, attend meetings of the SABMiller audit committee:

  (i)
  the audit partner of the Company's auditors;

  (ii)
  a member of the Audit Committee who has been nominated to such committee by SABMiller; and

  (iii)
  the CFO and an internal audit executive of the Company; and

  (b)
  the Company shall provide, or shall cause its auditors to provide, to the SABMiller audit committee a summary of all auditing services, internal control related services and permitted non-audit services to be performed for the Company by its auditors.

40.   MOLSON COORS AND SABMILLER GUARANTEES.

40.1.  Molson Coors hereby unconditionally, continually and irrevocably guarantees the performance of all obligations of CBC, including obligations of payment, hereafter existing under this Agreement. Molson Coors acknowledges that this is a guaranty of full payment promptly when due and not of collection and without any requirement that SABMiller, Miller or the Company make demand, proceed against or otherwise attempt recovery from CBC. Molson Coors waives any requirement of presentment, demand of payment, or notice of dishonor, protest or default.

40.2.  SABMiller hereby unconditionally, continually and irrevocably guarantees the performance of all obligations of Miller, including obligations of payment, hereafter existing under this Agreement. SABMiller acknowledges that this is a guaranty of full payment promptly when due and not of collection and without any requirement that Molson Coors, CBC or the Company make demand, proceed against or otherwise attempt recovery from Miller. SABMiller waives any requirement of presentment, demand of payment, or notice of dishonor, protest or default.

41.   REASONABLENESS OF PROVISIONS.

        The provisions of this Agreement, including Sections 19, 20, 21, 22, 24 and 26, are hereby agreed to by the Parties hereto (i) to be reasonable and intended to be found by a court to be reasonable, and (ii) to have been negotiated in good faith by the Parties hereto, and the Parties hereto agree that such provisions would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided for therein, or applied in more restrictive geographical areas than are provided for therein, if applicable, and the Parties hereto agree that (x) the business of the Company is highly competitive and such provisions are material to the Parties' willingness to enter into this Agreement, (y) the performance of such provisions is not harmful to the public, and (z) such provisions are not more restrictive than is necessary to protect the legitimate interests of the Parties to this Agreement.

42.   COMPANY'S OBLIGATIONS

        The Shareholders agree that they will cause the Company to comply with all of its obligations under this Agreement. Except as otherwise provided in this Agreement, a reference in this Agreement to an obligation of the Company shall be construed as an obligation of the Shareholders (in their capacity as members of the Company) to cause the Company to comply with such obligation, so far as is within their power to do so.

        AS WITNESS the hands of duly authorized representatives of the Parties the day and year first above written.

Miller Brewing Company
By:	/s/ MICHAEL T. JONES
	Name:	Michael T. Jones
	Title:	Senior Vice President—General Counsel and Secretary
SABMiller plc
By:	/s/ JOHN DAVIDSON
	Name:	John Davidson
	Title:	General Counsel and Group Company Secretary
Coors Brewing Company
By:	/s/ PETER S. SWINBURN
	Name:	Peter S. Swinburn
	Title:	President and Chief Executive Officer
Molson Coors Brewing Company
By:	/s/ DAVID PERKINS
	Name:	David Perkins
	Title:	President, Global Brand and Market Development

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  Exhibit 10.1